                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14a
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           COVENTRY HEALTH CARE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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     (4) Proposed maximum aggregate value of transaction:
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     (5) Total fee paid:
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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
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     (2) Form, Schedule or Registration Statement No.:
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     (3) Filing Party:
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     (4) Date Filed:
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

[COVENTRY LOGO]
6705 Rockledge Drive, Suite 900
Bethesda, MD 20817-1850
301-581-0600

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 8, 2000
                            ------------------------

To the Shareholders of Coventry Health Care, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Coventry Health Care, Inc. (the "Company"), a Delaware corporation, will be held on Thursday, June 8, 2000, at 9:30 a.m., Eastern Daylight Savings Time, at the offices of Epstein Becker & Green, P.C., Seventh Floor, 1227 25th Street, N.W., Washington, D.C. 20037-1156, for the following purposes:

          1. To elect three Class III Directors to serve until the annual meeting of shareholders in 2003;

          2. To amend the Amended and Restated 1998 Stock Incentive Plan to increase the number of shares reserved for issuance from 7,000,000 shares to 9,000,000 shares;

          3. To ratify the selection of Arthur Andersen LLP, certified public accountants, as the Company's independent auditors for the year ending December 31, 2000; and

          4. To transact such other business as may properly come before the meeting or at any adjournment(s) thereof.

     A Proxy Statement, Proxy Card and a copy of the Annual Report describing the operations of the Company during the fiscal year ended December 31, 1999 accompany this notice. Information regarding the matters to be acted upon at the 2000 Annual Meeting is contained in the enclosed Proxy Statement.

     Only shareholders of record of the outstanding shares of the Company's Common Stock, $ .01 par value per share, and Series A Convertible Preferred Stock, $ .01 par value per share, at the close of business on April 17, 2000 are entitled to notice of and to vote at the 2000 Annual Meeting or at any adjournment thereof, notwithstanding the transfer of any stock on the books of the Company after such record date.

                                            By Order of the Board of Directors,

                                            /s/ ALLEN F. WISE

                                            ALLEN F. WISE
                                            President and Chief Executive
                                            Officer

Bethesda, Maryland
April 28, 2000

     EACH SHAREHOLDER WHO DOES NOT PLAN TO ATTEND THE MEETING IS REQUESTED
        TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE
                     ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

[COVENTRY LOGO]
6705 Rockledge Drive, Suite 900
Bethesda, MD 20817-1850
301-581-0600

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 8, 2000

                            ------------------------

                            SOLICITATION OF PROXIES

     This Proxy Statement is furnished to shareholders of Coventry Health Care, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders of the Company to be held at 9:30 a.m., Eastern Daylight Savings Time, on June 8, 2000, at the offices of Epstein Becker & Green, P.C., Seventh Floor, 1227 25th Street, N.W., Washington, D.C. 20037-1156 and at any adjournment thereof (the "2000 Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement is first being sent to shareholders on or about April 28, 2000.

     The Company is the successor-in-interest to Coventry Corporation, a Tennessee corporation ("Coventry"), and was formed in December 1997 in connection with the Capital Contribution and Merger Agreement (the "Combination Agreement"), by and among the Company, Coventry, Principal Mutual Life Insurance Company, now known as Principal Life Insurance Company, an Iowa insurance company ("Principal Life"), and two of Principal Life's wholly owned subsidiaries. Pursuant to the Combination Agreement, effective as of April 1, 1998, Coventry became a wholly owned subsidiary of the Company and one of the Principal Life subsidiaries contributed certain of its assets and liabilities to the Company and the Company issued approximately 33 million shares of its common stock, $ .01 par value per share ("Common Stock"), to Coventry's shareholders and approximately 26 million shares of Common Stock to the Principal Life subsidiary. Unless the context otherwise requires, references in this Proxy Statement to the Company for periods prior to April 1, 1998 refer to Coventry.

            BY WHOM AND THE MANNER IN WHICH PROXY IS BEING SOLICITED

     The accompanying proxy is being solicited by and on behalf of the Board of Directors of the Company. The expense of the solicitation of proxies for the 2000 Annual Meeting, including the cost of mailing, will be borne by the Company. Proxies will be solicited by the use of the mails and may also be solicited personally, or by telephone, telecopy or telegram, by directors, officers and employees of the Company. No directors, officers or employees of the Company will receive additional compensation for soliciting proxies.

     The Company will (i) request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries as record holders to forward solicitation material to the beneficial owners of the Company's Common Stock and Series A Convertible Preferred Stock ("Preferred Stock"), (ii) furnish the number of copies necessary for such record holders to supply such material to the beneficial holders and (iii) reimburse the reasonable forwarding expenses incurred by such record holders.

                             RIGHT TO REVOKE PROXY

     Any shareholder who signs and returns the proxy enclosed with this Proxy Statement has the power to revoke such proxy at any time prior to the exercise thereof by delivering written notice of such revocation, or a duly executed proxy bearing a later date, to the Secretary of the Company at the address set forth on the first page of this Proxy Statement or by attending the 2000 Annual Meeting and voting in person the shares of Common Stock and Preferred Stock such shareholder is entitled to vote. Unless the persons named in the proxy are prevented from acting by circumstances beyond their control, the shares of Common Stock and Preferred Stock represented by the proxy will be voted at the 2000 Annual Meeting in the manner specified therein. If no choice is specified on the proxy, the shares represented thereby will be voted FOR the three Class III director nominees, FOR the amendment of the Amended and Restated 1998 Stock Incentive Plan, and FOR the ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants for fiscal year 2000.

                   VOTING STOCK OUTSTANDING AND SHAREHOLDERS

     The record date for the determination of the shareholders entitled to vote at the 2000 Annual Meeting has been established by the Board of Directors as the close of business on April 17, 2000 (the "Record Date"). As of the Record Date, there were 58,552,080 shares of Common Stock outstanding and entitled to vote and 4,709,545 shares of Preferred Stock outstanding and entitled to vote.

     Each share of Common Stock outstanding on the Record Date is entitled to one vote as to each matter properly brought before the 2000 Annual Meeting, except that the holders of the Preferred Stock have the exclusive right, voting separately as a class, to elect two directors (the "Series A Directors"), one of whom is standing for election as a Class III Director at the 2000 Annual Meeting. Each share of Preferred Stock is entitled to the number of votes equal to the number of shares of Common Stock into which each share of Preferred Stock may be convertible on the record date of the meeting of shareholders. On the Record Date, the holders of the Preferred Stock have the right to one vote per share. The holders of the Preferred Stock will vote together with the holders of the Common Stock on all matters properly brought before the 2000 Annual Meeting, except for the election of Series A Directors.

     The holders of a majority of the shares of Common Stock and Preferred Stock issued and outstanding and entitled to vote at the 2000 Annual Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business. If a quorum should not be present, the 2000 Annual Meeting may be adjourned from time to time until a quorum is present or represented.

     The affirmative vote of a plurality of the shares present or represented by holders of the Common Stock and Preferred Stock voting at the meeting is required for the election of directors, except for the Series A Director, which requires the affirmative vote of a plurality of the shares present or represented by the holders of the Preferred Stock. The affirmative vote of a majority of the shares present or represented and entitled to vote is required for amendment of the Amended and Restated 1998 Stock Incentive Plan and for ratification of the Company's selection of independent auditors and all other business that may properly come before the 2000 Annual Meeting or any adjournments thereof. The votes are tabulated as actually received by an automated system administered by ChaseMellon Shareholder Services, L.L.C., the Company's transfer agent. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for purposes of determining the existence of a quorum, each tabulated separately. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders and will have the effect of a vote against proposals, other than the election of directors. Broker non-votes will not be counted for purposes of determining whether the proposals have been approved and will not be counted as votes for or against such proposal. A broker non-vote occurs when a nominee holding shares for a beneficial owner expressly does not vote on a particular matter because the nominee does not have discretionary voting power with respect to the matter and has not received instructions from the beneficial owner.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

     The Company's Bylaws provide that the Company's Board of Directors shall consist of such number of directors as shall be determined by the Board of Directors from time to time so long as the number of directors does not violate the Combination Agreement or the rights of the holders of Preferred Stock. The Company's Certificate of Incorporation provides that the directors shall be divided into three classes as nearly equal in numbers as possible. There are currently ten persons serving on the Board of Directors: three in Class I, four in Class II and three in Class III. At each annual meeting, directors of the class whose term of office expires in that year are elected for a three-year term. The Class III Directors' terms of office expire in 2000.

     The nominees designated for election as Class III Directors at the 2000 Annual Meeting will, if elected, each serve three-year terms expiring at the annual meeting of shareholders in 2003. All of the nominees have consented to being nominated and to serve if so elected.

     The persons named in the enclosed proxy intend to vote the shares represented by such proxy FOR the election of the nominees named herein, unless contrary instructions are received. If any of the nominees named below should be unable to accept nomination or election as a director at the 2000 Annual Meeting, an event which the Board of Directors does not anticipate, the proxy will be voted with discretionary authority for a substitute nominee or substitute nominees as shall be designated by the current Board of Directors with respect to the non-Series A Directors and by the holders of the Preferred Stock with respect to the Series A Directors, and for the remaining nominee(s), if any, named below.

     The following persons have been nominated to serve as Class III Directors for a three-year term expiring at the annual meeting of shareholders in 2003:

                                    NOMINEES

                                   CLASS III
                     FOR A THREE-YEAR TERM EXPIRING AT THE
                      2000 ANNUAL MEETING OF SHAREHOLDERS

                         John H. Austin, M.D., Chairman
                                 Thomas J. Graf
                   Series A Director: Rodman W. Moorhead, III

     The following persons are continuing directors whose terms are not expiring at the 2000 Annual Meeting:

                              CONTINUING DIRECTORS

                                    CLASS I
                         THREE-YEAR TERM EXPIRES AT THE
                      2001 ANNUAL MEETING OF SHAREHOLDERS

                                 David J. Drury
                              Elizabeth E. Tallett
                                 Allen F. Wise

                                    CLASS II
                         THREE-YEAR TERM EXPIRES AT THE
                      2002 ANNUAL MEETING OF SHAREHOLDERS

                                Thomas L. Blair
                          Emerson D. Farley, Jr., M.D.
                              Lawrence N. Kugelman
                        Series A Director: Joel Ackerman

     Mr. Graf is a nominee designated by Principal Life who, along with Ms. Tallett and Messrs. Drury and Blair, was originally elected to the Company's Board of Directors on April 1, 1998 pursuant to the

Shareholders Agreement dated as of April 1, 1998 (the "Shareholders Agreement") by and among the Company, Principal Life and a Principal Life subsidiary, which was entered into by the parties concurrently with the consummation of the Combination Agreement. Under the terms of the Shareholders Agreement, the Company has agreed to nominate and use its best efforts to cause its shareholders to elect as directors the designees of Principal Life.

     Under the terms of the Purchase Agreement, executed as of May 9, 1997, for Coventry's 8.3% Convertible Exchangeable Senior Subordinated Notes ("Convertible Notes"), Coventry agreed to use its best efforts to elect as directors two nominees designated by Warburg, Pincus Ventures, L.P., as majority holder of the Convertible Notes. Messrs. Moorhead and Ackerman have been so designated by Warburg. On September 3, 1999, Warburg's Convertible Notes were converted into 4,235,840 shares of Preferred Stock. As a result of the conversion, under terms of the Combination Agreement, as long as at least 1,000,000 shares of Preferred Stock remain outstanding (subject to adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares), the holders of the Preferred Stock have the exclusive right, voting separately as a class, to elect two Series A Directors or such greater number of directors obtained by multiplying (a) the number of directors on the Board (including directors designated by the holders of the Preferred Stock) by (b) a fraction, the numerator of which is equal to the number of shares of Common Stock issuable upon conversion of the Preferred Stock and the denominator of which is equal to the total number of shares of the Company's capital stock outstanding as measured in each case on an as converted to Common Stock basis. The Company believes that under the foregoing provisions the holders of the Preferred Stock are entitled to elect two directors.

     See "Management", infra, for information concerning the business experience of the nominees and the continuing directors.

     In connection with the Combination Agreement, in April 1998 the size of the Board of Directors was increased to 15 members. The directors have since expressed an interest in reducing the size of the Board over time and, as a result, there are currently vacancies on the Board. The Board may take action in the future to either reduce its size or to fill the vacancies.

     Proxies cannot be voted for a greater number of persons than the number of nominees named.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES FOR CLASS III DIRECTORS.

CERTAIN BOARD INFORMATION

     The Board of Directors of the Company (the "Board") held five regular meetings, one executive session, and three special telephonic meetings during fiscal year 1999. The Board acted on one occasion by unanimous written consent. All members of the Board attended at least 75% of the meetings held by the Board and by the committees of which they were members.

COMMITTEES OF THE BOARD

     The Audit Committee is comprised of directors that are independent of the management of the Company and has responsibilities that include determining that the Company has adequate systems and controls in place to reasonably assure the fair presentation of the Company's financial statements; interfacing directly with the internal and external auditors and ensuring that the internal and external audit function is adequate; recommending the selection and, where appropriate, the replacement, of independent auditors; reviewing and approving the scope of audits and related fees; discussing with management and the auditors the financial statements and clarity of financial disclosures and recommending their inclusion in the Company's Annual Report; reviewing and setting internal policies and procedures regarding audits, accounting and other financial controls; and reviewing compliance with the Company's code of ethics. During fiscal year 1999, the Audit Committee held four regular meetings, one special meeting and one special telephonic meeting. The members of the Audit Committee are John H. Austin, M.D. (Chair), Elizabeth E. Tallett, Laurence DeFrance (from January 1, 1999 to April 19, 1999), Patrick T. Hackett (from May 6, 1999 to November 1, 1999), and Joel

Ackerman (from November 4, 1999 to date). Effective March 2, 2000, the Board of Directors elected Lawrence N. Kugelman as a member of the Audit Committee.

     The Compensation and Benefits Committee is comprised of directors that are independent of the management of the Company and has responsibilities that include approval of remuneration arrangements for executive officers of the Company, review of compensation plans relating to executive officers and directors, grants of stock options to employees under the Company's employee stock option plans and general oversight and review of employee compensation policies. During fiscal year 1999, the Compensation and Benefits Committee held five regular meetings and three special telephonic meetings. The members of the Compensation and Benefits Committee are John H. Austin, M.D. (Chair), Thomas J. Graf and Rodman W. Moorhead, III.

     The Board currently does not have a standing nominating committee and nominations for election to the Board may be made by or at the direction of the Board or by any shareholder entitled to vote for the election of directors as described below. The Company's Bylaws establish an advance notice procedure for the nomination, other than by or at the direction of the Board, of candidates for election as directors. Notice of director nominations must be timely given in writing to the Secretary of the Company prior to the meeting at which the directors are to be elected. To be timely, notice must be delivered to or mailed and received at the Company's executive offices not less than 120 days prior to the meeting; provided, however, that in the event that less than 130 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual or special meeting was mailed or such public disclosure was made; provided, further, that in the case of the annual meeting of shareholders, notice by a shareholder must be received at least 120 days in advance of the anniversary of the date the Company's Proxy Statement was released to shareholders in connection with the previous year's annual meeting of shareholders, unless no such annual meeting was held during the prior year or the date that the annual meeting has been changed by more than 30 calendar days. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies (including such person's written consent to serve as a director if so elected) and (b) certain information about the shareholder proposing to nominate that person. If the chairman of the meeting of the shareholders determines that a person is not nominated in accordance with the nomination procedure set forth in the Bylaws, such nomination will be disregarded. See "Shareholder Proposals" on page 28 of this Proxy Statement.

        VOTING STOCK OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

     The following table sets forth information, as of April 17, 2000, regarding the beneficial ownership of the Company's Common Stock and Preferred Stock by
(i) each person or group known by the Company to be the beneficial owner of more than five percent of the Common Stock and or Preferred Stock, (ii) all directors and nominees for director of the Company, (iii) each executive officer named in the Executive Compensation Table; and (iv) all directors and executive officers of the Company as a group. The number of shares beneficially owned by each director or executive officer is determined under rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose.

     For purposes of the table, a person or group of persons is deemed to beneficially own shares of Common Stock issuable upon the exercise of warrants or options or the conversion of convertible securities that are currently exercisable or convertible or that become exercisable or convertible within 60 days from the date set forth above. For purposes of computing the percentage of outstanding Common Stock held by each person or group of persons named above, any shares that such person or group has the right to acquire within 60 days after the date set forth above are deemed outstanding, but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person or group.

                                           NUMBER OF SHARES    PERCENTAGE    NUMBER OF SHARES     PERCENTAGE      TOTAL
                                           OF COMMON STOCK     OF COMMON    OF PREFERRED STOCK   OF PREFERRED   BENEFICIAL
NAME AND ADDRESS OF BENEFICIAL OWNER      BENEFICIALLY OWNED     STOCK      BENEFICIALLY OWNED      STOCK       OWNERSHIP
------------------------------------      ------------------   ----------   ------------------   ------------   ----------
Principal Life Insurance Company(1).....      25,221,064(1)      42.99%                 0           *             39.79%
  711 High Street
  Des Moines, IA 50392
Warburg, Pincus Ventures, L.P.(2).......       6,059,147(3)       9.99%         4,235,840           89.94%        15.75%
  466 Lexington Avenue
  New York, NY 10017
Wellington Management Company, LLP(4)...       6,089,900         10.40%                 0           *              9.63%
  75 State Street
  Boston, MA 02109
Vanguard Specialized Funds--Vanguard
  Health Care Fund(5)...................       3,785,000          6.46%                 0           *              5.98%
  P.O. Box 2600
  Valley Forge, PA 19482-2600
John H. Austin, M.D.....................         100,168(6)       *                     0           *              *
Joel Ackerman(2)(3)(7)..................       6,059,147          9.99%         4,235,840           89.94%        15.75%
Thomas L. Blair.........................           2,000          *                     0           *              *
David J. Drury(8).......................               0          *                     0           *              *
Emerson D. Farley, Jr., M.D.............          81,310(6)       *                     0           *              *
Thomas J. Graf(8).......................               0          *                     0           *              *
Lawrence N. Kugelman....................          85,500(6)       *                     0           *              *
Rodman W. Moorhead, III(2)(3)(7)........       6,059,147          9.99%         4,235,840           89.94%        15.75%
Elizabeth E. Tallett(8).................           2,500          *                     0           *              *
Allen F. Wise...........................         452,389(6)       *                     0           *              *
Bernard J. Mansheim, M.D................          58,456(6)       *                     0           *              *
Thomas P. McDonough.....................         270,542(6)       *                     0           *              *
James E. McGarry........................         117,478(6)       *                     0           *              *
Dale B. Wolf............................         195,311(6)       *                     0           *              *
All executive officers and directors as
  a group (25 persons)(3)...............       7,962,657(6)      12.86%         4,235,840           89.94%        18.31%

---------------

 *  Less than one percent.

(1) According to the Joint Schedule 13D filed by Principal Life and two of its subsidiaries. Includes 117,577 shares currently purchasable upon exercise of a warrant issued to a wholly owned subsidiary of Principal Life dated as of March 31, 1998, as contemplated by the Combination Agreement (the "Principal Warrant"). See "Certain Relationships and Related Transactions" on page 20 of this Proxy Statement for additional information concerning the Principal Warrant.

(2) According to the Joint Schedule 13D, as amended, filed by Warburg, Pincus Ventures, L.P., a Delaware limited partnership, Warburg, Pincus & Co., a New York general partnership, E.M. Warburg, Pincus & Co., LLC, a New York limited liability company, and Joel Ackerman, Jonathan S. Leff, and Patrick
    T. Hackett as Trustees, E.M. Warburg, Pincus & Co., LLC manages Warburg, Pincus Ventures, L.P., and Warburg, Pincus & Co. is the sole general partner of Warburg, Pincus Ventures, L.P. According to the Joint Schedule 13D, Lionel I. Pincus is the managing partner of Warburg, Pincus & Co. and the managing member of E.M. Warburg, Pincus & Co., LLC and may be deemed to control both Warburg, Pincus & Co. and E.M. Warburg, Pincus & Co., LLC. The Joint Schedule 13D indicates that Joel Ackerman, Jonathan S. Leff and Patrick T. Hackett (the "Trustees") have been appointed as voting trustees under a Voting Trust Agreement, dated April 15, 1997, relating to all shares of Preferred Stock or Common Stock that Warburg may acquire. Messrs. Ackerman, Hackett, Leff and Moorhead are general partners of Warburg, Pincus & Co. and Managing Directors and members of E.M. Warburg, Pincus & Co., LLC. Messrs. Ackerman and Moorhead are directors of the Company. As partners of Warburg, Pincus & Co., Messrs. Hackett, Leff and Moorhead may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Securities Exchange Act of 1934) in an indeterminate portion of the shares beneficially owned by Warburg, Pincus Ventures, L.P. The address of each of the voting trustees is 466 Lexington Avenue, New York, NY 10017. Under the terms of the Voting Trust Agreement, the Trustees, acting by majority vote, have exclusive authority to vote the shares held pursuant to the Voting Trust Agreement for the ten year term of the Voting Trust Agreement. The Voting Trust Agreement may terminate earlier if Warburg, Pincus Ventures, L.P. is deemed to beneficially own less than ten percent of the Common Stock and will give notice of termination to the Trustees.

(3) Includes warrants to purchase 2,117,647 shares of Common Stock issued to Warburg, Pincus Ventures, L.P. (the "Warburg Warrants").

(4) According to the most recent Schedule 13G filed by Wellington Management Company, LLP ("WMC"), the securities reported are owned of record by clients of WMC, in its capacity as an investment adviser, and WMC may be deemed to beneficially own such shares of the Company's Common Stock. (e.g., includes Vanguard's shares at footnote 5 below)

(5) According to the most recent Schedule 13G filed by Vanguard Specialized Funds--Vanguard Health Care Fund ("Vanguard"), Vanguard owns of record the 3,785,000 shares reported, which are also reported by WMC due to WMC's status as Vanguard's investment adviser. See footnote 4 above.

(6) Includes the following shares issuable upon exercise of stock options which are currently exercisable or which become exercisable within 60 days of the date set forth above: John H. Austin, M.D., 38,834 shares; Thomas L. Blair, 2,000 shares; Emerson D. Farley, Jr., M.D., 17,000 shares; Lawrence N. Kugelman, 40,500 shares; Allen F. Wise, 316,936 shares; Bernard J. Mansheim, M.D., 47,707 shares; Thomas P. McDonough, 148,122 shares; James E. McGarry, 60,281 shares; Elizabeth E. Tallett, 2,000 shares; Dale B. Wolf, 129,162 shares; and all executive officers and directors as a group (25 persons), 7,962,657 shares (includes Warburg Warrants at footnote 3 above).

(7) Mr. Ackerman and Mr. Moorhead each disclaims beneficial ownership of the Common Stock owned by Warburg or that may be acquired by Warburg on conversion of the Preferred Stock or on the exercise of the Warburg Warrants. See footnotes 2 and 3 above.

(8) Mr. Drury, the Chairman of Principal Life, Mr. Graf, a Senior Vice President of Principal Life, and Ms. Tallett, a director of Principal Life, each disclaims beneficial ownership of the Common Stock beneficially owned by Principal Life or its subsidiaries or that may be acquired on exercise of the Principal Warrant. See footnote 1 above.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The Company's directors and executive officers as of the date of this Proxy Statement are as follows:

NAME                                    AGE                  POSITION
----                                    ---                  --------
John H. Austin, M.D...................  55    Director(1)(2)
Joel Ackerman.........................  34    Director(2)
Thomas L. Blair.......................  55    Director
David J. Drury........................  55    Director
Emerson D. Farley, Jr., M.D...........  61    Director
Thomas J. Graf........................  51    Director(1)
Lawrence N. Kugelman..................  57    Director(2)
Rodman W. Moorhead, III...............  56    Director(1)
Elizabeth E. Tallett..................  51    Director(2)
Allen F. Wise.........................  57    Director, President and Chief
                                                Executive Officer
Thomas P. McDonough...................  51    Executive Vice President and Chief
                                                Operating Officer
Dale B. Wolf..........................  46    Executive Vice President, Chief
                                                Financial Officer and Treasurer
Claudia Bjerre........................  49    Senior Vice President
Ronald M. Chaffin.....................  43    Senior Vice President
Thomas A. Davis.......................  39    Senior Vice President
Harvey C. DeMovick, Jr................  53    Senior Vice President, Government
                                                Programs, Compliance, Information
                                                Systems and Human Resources
Davina C. Lane........................  53    Senior Vice President
J. Stewart Lavelle....................  46    Senior Vice President, Sales and
                                                Marketing
Bernard J. Mansheim, M.D..............  53    Senior Vice President and Chief
                                                Medical Officer
James E. McGarry......................  41    Senior Vice President
Francis S. Soistman, Jr...............  43    Senior Vice President
Shirley R. Smith......................  55    Senior Vice President, General
                                                Counsel, Corporate and Securities, and
                                                Secretary
Janet M. Stallmeyer...................  51    Senior Vice President
Shawn M. Guertin......................  36    Vice President of Finance
John J. Stelben.......................  38    Vice President of Business Development

---------------

(1) Member of Compensation and Benefits Committee

(2) Member of Audit Committee

     Dr. Austin has been a director and Chairman of the Board of the Company since March 31, 1998. He was a director of Coventry from January 1988 to June 1999, and served as Chairman of the Board from December 1995 to June 1999. Dr. Austin has been Chairman and Chief Executive Officer of Arcadian Management Services, a company that manages and owns rural healthcare provider networks, since June 1997. From October 1994 through March 1997, he was President of the Professional Services Division of Unihealth, one of the nation's largest voluntary non-profit healthcare networks. From July 1992 to October 1994, Dr. Austin was a self-employed health care consultant. Dr. Austin was a director of QuadraMed Corporation, which develops, markets and sells healthcare software products and services, from April 1995 to November 1998.

     Mr. Ackerman has been a director of the Company since November 4, 1999. He is a general partner of Warburg, Pincus & Co. and a Managing Director and member of E.M. Warburg, Pincus & Co., LLC. where he has been employed since 1993. From April 1997 to present he has also been voting trustee under a Voting Trust Agreement relating to shares of Preferred Stock and Common Stock of the Company held by Warburg, Pincus Ventures, L.P. He is a director of PhyCor, Inc., a physician multi-specialty practice management company, and Sonus Corporation, which owns and operates hearing care centers.

     Mr. Blair has been a director of the Company since March 31, 1998. He is currently a consultant to United Payors & United Providers, Inc. ("Up & Up"), an intermediary between health care providers and health care payors located in Rockville, Maryland. He was the founder of Up & Up and from January 1995 to March 2000, he was its President and co-Chief Executive Officer and served as a director of Up & Up. From June 1993 to January 1995, he was Chief Executive Officer of IM&I, an investment company located in Rockville, Maryland. From June 1988 to June 1993, he was Chief Executive Officer of America's Health Plan, a provider network company located in Rockville, Maryland. Mr. Blair is a director of HealthExtras, Inc., an internet based seller of supplemental health and disability benefit programs.

     Mr. Drury has been a director of the Company since March 31, 1998. He has been Chairman of Principal Life and its affiliated companies since January 1995. Mr. Drury served as Chief Executive Officer of Principal Life from January 1995 to December 1999, and President from February 1993 to February 1998.

     Dr. Farley has been a director of the Company since March 31, 1998. He was a director of Coventry from December 1994 to June 1999. Since 1972, Dr. Farley has been engaged in the private practice of medicine in Richmond, Virginia. From 1989 until September 1997, he was the Medical Consultant for Signet Bank in Richmond, Virginia. Since 1991, Dr. Farley has been the Vice-Chairman of Doctors Insurance Reciprocal Risk Retention Group in Richmond, Virginia, which provides medical malpractice insurance coverage to physicians. From 1984 to 1994, he was the Chairman of the Board of Directors of Southern Health Management Corporation (now known as Coventry HealthCare Management Corporation).

     Mr. Graf has been a director of the Company since March 31, 1998. He has been Senior Vice President of Principal Life since August 1994. He was Senior Vice President and Chief Information Officer of Principal Life from January 1994 to August 1994 and Vice President and Chief Information Officer from June 1992 to January 1994. Mr. Graf is a director of HealthExtras, Inc., an internet based seller of supplemental health and disability benefit programs.

     Mr. Kugelman has been a director of the Company since March 31, 1998. He has been a director of Response Oncology, a physician oncology practice management company, since July 1996, and a director of Premier Practice Management, a physician practice management company, since April 1997. He was a director of Coventry from August 1992 to June 1999. He was interim Chief Executive Officer and President of Coventry from December 1995 until October 1996. From March 1995 until December 1995, he was self-employed. He was Executive Vice President of American Medical International, an organization that owns and operates acute care hospitals nationwide, from January 1993 to March 1995. From November 1986 to January 1992, he was President and Chief Executive Officer of Health Plan of America, a statewide California HMO company.

     Mr. Moorhead has been a director of the Company since March 31, 1998. He was a director of Coventry from May 1997 to June 1999. He is a general partner of Warburg, Pincus & Co. and has been employed since 1973 by E.M. Warburg, Pincus & Co., LLC, where he serves as Senior Managing Director. He is a trustee of ElderTrust, a healthcare real estate investment trust, and a director of Phycor, Inc., a physician multi-specialty practice management company, Transkaryotic Therapies, Inc., a biopharmaceutical company specializing in gene therapy, and Scientific Learning Corporation, a computer-based special education training company. He is also a director of the Stroud Water Research Center, Inc., a trustee of the Brandywine Conservancy, a trustee of The Taft School and a member of the Overseer's Committee on University Resources, Harvard College.

     Ms. Tallett has been a director of the Company since March 31, 1998. Since May 1996, Ms. Tallett has been the President and Chief Executive Officer of Dioscor, Inc. and, since July 1997, she has been President and Chief Executive Officer of Ellard Pharmaceuticals, Inc., both biopharmaceutical companies. In 1992 she co-founded Transcell Technologies, Inc., a carbohydrate-based pharmaceutical company, where she served as

President and Chief Executive Officer until 1996. Ms. Tallett is a director of Principal Life, Varian, Inc., an analytical scientific instruments company, and IntegraMed America, Inc., a health services management company specializing in fertility and assisted reproductive technology. She is a founding board member of the Biotechnology Council of New Jersey and serves as its Treasurer.

     Mr. Wise has been a director and President and Chief Executive Officer of the Company since March 31, 1998. He has been a director and President and Chief Executive Officer of Coventry from October 1996. He has been President and Chief Executive Officer of the Company since March 31, 1998. Mr. Wise was President and Chief Executive Officer of Coventry from October 1996 to April 1998. From October 1994 to October 1995, he was Executive Vice President of MetraHealth Companies, Inc., a managed health care company, in Reston, Virginia. From October 1995 to October 1996, he was Executive Vice President of United HealthCare, Inc., a managed health care company. From January 1994 to October 1994, he was President and Chief Executive Officer of Wise Health System, a health care investment company. From 1991 to 1994, Mr. Wise was President and Chief Executive Officer of Keystone Health Plan, a managed health care company, and also Chief Operating Officer of Independence Blue Cross, a health care insurance company located in Philadelphia, Pennsylvania. He is a director of NCO Group, Inc., a leading provider of accounts receivable management and other outsourced services.

     Ms. Bjerre was elected Senior Vice President of the Company on August 5, 1999, and President and Chief Executive Officer of Healthcare USA, Inc. and its subsidiaries, the Company's Medicaid operations, in June 1999. Prior to that time, she was Chief Executive Officer of the N.E. Ohio Region of United Healthcare, Inc. from 1998 to 1999. From 1995 to 1998, she was Vice President, Delivery Systems Management, of United Healthcare, Inc.

     Mr. Chaffin was elected Senior Vice President of the Company on April 30, 1998, and President and Chief Executive Officer of Coventry Health Care of Delaware, Inc., the Company Delaware health plan, on December 1, 1998. Prior to that time, he was a Regional Vice President of one of Principal Life's subsidiaries from 1995 to April 1998. From 1994 to 1995, he was Executive Director of Principal Health Care of Nebraska, Inc., a wholly owned subsidiary of one of Principal Life's subsidiaries. From 1992 to 1994, Mr. Chaffin was Vice President Operations of HealthMark Health Plan, a managed care company located in Overland Park, Kansas.

     Mr. Davis was elected Senior Vice President of the Company on April 30, 1998, and became President and Chief Executive Officer of Coventry Health Care of Georgia, Inc., the Company's Georgia health plan, in May 1998. Prior to that time, he was the Chief Executive Officer of United HealthCare's Utah operations from 1996 to 1998. From 1995 to 1996, Mr. Davis was Vice President, Operations, for MetraHealth Companies, Inc., which was acquired by United HealthCare, Inc. in October 1995. From 1992 to 1994, he was Director, HMO Operations, for Prudential Health Care System.

     Mr. DeMovick has been Senior Vice President, Government Programs, Compliance, Information Systems and Human Resources of the Company since April 1998. He was Senior Vice President, Medical and Government Programs of Coventry from July 1997. From October 1995 to 1997, Mr. DeMovick was Senior Vice President, Customer Administrative Services, for MetraHealth Companies, Inc., and from October 1994 through October 1995 he was Vice President, Managed Care Operations, for United HealthCare, Inc.

     Mr. Guertin was elected Vice President of Finance of the Company on July 31, 1998. Prior to that date, he was Vice President of Finance of Coventry from January 1998. From October 1995 to January 1998, he was a Vice President of United HealthCare, Inc. From January 1995 to August 1995, he was a Vice President of The MetraHealth Companies, Inc. in Hartford, Connecticut, a Connecticut managed health care company. From May 1993 to January 1995, he was a Vice President of The Travelers, a Hartford, Connecticut insurance company.

     Ms. Lane was named Senior Vice President of the Company and President and Chief Executive Officer of Group Health Plan, Inc., the Company's Missouri and Illinois health plan, in April 1999. She was Vice President of Coventry from July 1997 to April 1998. She was the President and Chief Executive Officer of HealthCare USA, Inc. and its subsidiaries, the Company's Medicaid operations, from August 1996 to April

1999. From April 1993 to August 1996, she was Vice President of Marketing and Contracting of Healthcare Practice Enhancement Network, Inc., a Los Angeles, California company providing services to payors and providers in the health care industry.

     Mr. Lavelle was elected Senior Vice President, Sales and Marketing, of the Company on April 30, 1998. He was the Chief Executive Officer of Southern Health Services, the Company's Virginia health plan, from January 1998 to December 1999. From 1996 to February 1998, Mr. Lavelle was President of Riscorp Health Plans, a managed health care company in Sarasota, Florida. He joined U.S. Healthcare, Inc. in 1987 and became Senior Vice President, General Manager of its New Jersey, Delaware, Maryland, Washington D.C., and Virginia operations from 1991 to 1996.

     Dr. Mansheim was elected Senior Vice President and Chief Medical Officer of the Company on April 30, 1998. From August 1997 to April 1998, he was the Chief Operating Officer of United HealthCare of the Mid-Atlantic and, from August 1996 to July 1997, was its Chief Medical Officer. In April 1995, he became President and Chief Executive Officer of HealthSpring, Inc., a pre-paid, primary care group medical practice and subsidiary of MetraHealth Companies, Inc., and also served as National Medical Director for MetraHealth Companies, Inc. In October 1995, MetraHealth Companies, Inc. was acquired by United HealthCare, Inc. and Dr. Mansheim continued as the President and Chief Executive Officer of HealthSpring, Inc. until its divestiture in August 1996, and also served as National Medical Director for United HealthCare, Inc. From July 1994 to April 1995, he was President and Chief Executive Officer of Triangle HealthCare Group and Medical Director of Prudential Health Care System of the Triangle in Raleigh-Durham-Chapel Hill, North Carolina.

     Mr. McDonough became Executive Vice President of the Company on April 30, 1998, and Chief Operating Officer on July 31, 1998. From November 1997 until the time he joined the Company on April 1, 1998, he was Chief Executive Officer, Uniprise for United HealthCare, Inc. From February 1997 to November 1997, Mr. McDonough was Executive Vice President, Customer Services Group, for United HealthCare, Inc., and from August 1995 through February 1997, he was Senior Vice President, Claim Services. From August 1995 to October 1995, he was employed by MetraHealth Companies, Inc. as Senior Vice President, Claim Services. From July 1993 through July 1995, he was the President of Harrington Services Corporation, and from February 1988 to July 1993, he was the Chief Operating Officer of Jardine Group Services Corporation, an insurance brokerage company and third party administrator.

     Mr. McGarry was elected Senior Vice President of the Company on July 31, 1998. From January 1995 to July 1998, he was the Chief Operating Officer of Strategic Business Services for United HealthCare, Inc. From August 1993 to December 1994, he was Vice President of Field Operations for The Travelers, a Hartford, Connecticut insurance company.

     Mr. Soistman was elected Senior Vice President of the Company on April 30, 1998 and was named President and Chief Executive Officer of HealthAmerica Pennsylvania, Inc., the Company's Pennsylvania health plan, in May 1998. He was Regional Vice President of Principal Health Care, Inc., from December 1994 to March 1998. From April 1994 to December 1994, he was Executive Director of Principal Health Care of the Mid-Atlantic, Inc., a wholly owned managed healthcare subsidiary of one of Principal Life's subsidiaries. From January 1983 until March 1994, Mr. Soistman held various positions with Blue Cross Blue Shield of Maryland and its subsidiary companies.

     Ms. Smith was elected Senior Vice President, General Counsel, Corporate and Securities, and Secretary of the Company on April 30, 1998. Prior to that date, she was a Vice President, Corporate General Counsel and Secretary of Coventry from March 1994. From August 1993 to March 1994, she was Acting General Counsel and Secretary of Coventry and, from April 1989 to August 1993, she was Assistant General Counsel of Coventry.

     Ms. Stallmeyer was elected Senior Vice President of the Company on March 4, 1999. She has been the President and Chief Executive Officer of Coventry Health Care of Kansas, Inc., the Company's Kansas health plan, since October 1998, and its Executive Director from January 1995 to October 1998. From October 1992 to December 1994, she was the Executive Director of the Company's Louisiana health plan, Coventry Health Care of Louisiana, Inc.

     Mr. Stelben was elected Vice President of Business Development of the Company on October 29, 1998. From April 1997, he was Vice President of Coventry. From August 1995 to April 1997, he was Chief Financial Officer and Vice President of the Company's health plan in Florida, HealthCare USA. From August 1994 to August 1995, he was Controller of the Company's Missouri health plan, Group Health Plan. From August 1993 to August 1994, he was Vice President, Finance, of The M Plan, Inc. -- MH HealthCare Inc., a managed health care company.

     Mr. Wolf was elected Executive Vice President, Chief Financial Officer and Treasurer of the Company on April 30, 1998. He was Senior Vice President, Chief Financial Officer and Treasurer of Coventry from December 9, 1996. From August 1995 to December 1996, he was Executive Vice President of SpectraScan Health Services, Inc., a Connecticut women's health care services company. From January 1995 to August 1995, Mr. Wolf was Senior Vice President, Business Development for The MetraHealth Companies, Inc., a Connecticut managed health care company. From August 1988 to December 1994, Mr. Wolf was Vice President, Specialty Operations for the Managed Care and Employee Benefits Operations of The Travelers, a Hartford, Connecticut insurance company.

                             EXECUTIVE COMPENSATION

     The following table sets forth annual, long-term and other compensation awarded to, earned by or paid, during 1997, 1998 and 1999, to the chief executive officer of the Company and the persons who, in fiscal 1999, were the other four most highly compensated executive officers who were executive officers on December 31, 1999 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                    ANNUAL COMPENSATION                       LONG TERM COMPENSATION AWARDS
                                 --------------------------   --------------------------------------------------------------
                                                                                              SECURITIES
                                                               OTHER ANNUAL     RESTRICTED    UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR    SALARY    BONUS(1)   COMPENSATION(2)    STOCK(3)    OPTIONS(#)(4)   COMPENSATION(5)
---------------------------      ----   --------   --------   ---------------   ----------   -------------   ---------------
Allen F. Wise..................  1999   $579,233   $700,000            --               --      300,000          $35,376
  President and Chief            1998    541,782    192,500       140,030               --      457,606(6)        50,989
  Executive Officer              1997    464,400    562,500        74,745       $  850,000      150,000           22,526
Thomas P. McDonough(7).........  1999   $386,164   $300,000      $ 10,800               --      175,000          $25,261
  Executive Vice President       1998    300,006    150,000       257,650        1,618,800      253,923(6)         8,259
  and Chief Operating Officer    1997         --         --            --               --           --               --
Dale B. Wolf...................  1999   $337,800   $300,000      $ 12,000               --      190,000          $18,639
  Executive Vice President,      1998    324,984     50,000       130,540       $  215,625      242,849(6)        27,239
  Chief Financial Officer and    1997    288,302    250,000       146,614               --      100,000           12,461
  Treasurer
Bernard J. Mansheim, M.D.(7)...  1999   $279,225   $245,000      $  7,200               --      125,000          $17,724
  Senior Vice President and      1998    170,000     50,000         4,500               --       81,782(6)         8,274
  Chief Medical Officer          1997         --         --            --               --           --               --
James E. McGarry(7)............  1999   $275,002   $175,000      $ 10,800               --       90,000          $15,585
  Senior Vice President          1998    121,635    100,000        64,950               --      146,196(6)         1,159
                                 1997         --         --            --               --           --               --

---------------

(1) Includes the value, based on the closing price of the Common Stock on The Nasdaq National Market as at the date of issuance, of unrestricted shares awarded to the Named Executive Officers under the Company's annual performance incentive plan, as follows: Mr. Wise, $156,528 in 1999 (19,556 shares), $46,178 in 1998 (4,198 shares) and $142,792 in 1997 (10,676 shares); Mr. McDonough, $79,760 in 1999 (9,970 shares); Mr. Wolf, $66,368 in 1999 (8,296 shares), $8,374 in 1998 (794 shares) and $78,778 in

    1997 (5,890 shares); Dr. Mansheim, $53,960 in 1999 (6,745 shares) and
    $10,219 in 1998 (929 shares); Mr. McGarry, $55,744 in 1999 (6,968 shares)
    and $29,304 in 1998 (2,664 shares).

(2) Consists of relocation expense reimbursement and auto allowance and expenses, respectively, to the Named Executive Officers (and signing bonus for Messrs. McDonough and McGarry), as follows: for 1999, Mr. Wise, $0 and $0; Mr. McDonough, $10,800 and $0; Mr. Wolf, $0 and $12,000; Dr. Mansheim, $0 and $7,200; Mr. McGarry, $0 and $10,800; for 1998, Mr. Wise, $125,630 and
    $14,400; Mr. McDonough, $0 and $7,650 and a $250,000 signing bonus; Mr. Wolf, $111,613 and $18,927; Dr. Mansheim, $0 and $4,500; Mr. McGarry, $0 and $4,950 and a $60,000 signing bonus; and for 1997, Mr. Wise, $74,745 and $0; and Mr. Wolf, $146,614 and $0.

(3) Includes the value, based on the closing price of the common stock on The Nasdaq National Market as at the date of issuance of restricted stock awarded to three of the Named Executive Officers as follows: Mr. Wise, 50,000 shares awarded on July 17, 1997; Mr. McDonough, 100,000 shares awarded on April 1, 1998; and Mr. Wolf, 30,000 shares awarded on July 31, 1998.

(4) Consists of two grants of stock options to the Named Executive Officers, one attributable to 1999 performance and the second attributable to 1998 performance, as follows: for 1999 performance, granted December 20, 1999, Mr. Wise, 150,000 shares, Mr. McDonough, 75,000 shares, Mr. Wolf, 90,000 shares, Dr. Mansheim, 50,000 shares, and Mr. McGarry, 40,000 shares; and for 1998 performance, granted July 1, 1999 (January 1, 1999 for Mr. Wise's option), Mr. Wise, 150,000 shares, Mr. McDonough, 100,000 shares, Mr. Wolf, 100,000 shares, Dr. Mansheim, 75,000 shares, and Mr. McGarry, 50,000 shares.

(5) Consists of group life insurance premium, Company matching contribution to its Retirement Savings Plan and Company matching contribution to its Supplemental Executive Retirement Plan, respectively, to the Named Executive Officers, as follows: for 1999, Mr. Wise, $648, $4,500 and $30,548; Mr. McDonough, $648, $7,200 and $17,413; Mr. Wolf, $648, $6,428 and $11,563; Dr.
    Mansheim, $421, $7,200 and $10,161; Mr. McGarry, $446, $7,200 and $7,939;
    for 1998, Mr. Wise, $648, $4,757 and $45,584; Mr. McDonough, $648, $7,611
    and $0; Mr. Wolf, $513, $6,492 and $20,234; Dr. Mansheim, $421, $7,366 and
    $487; Mr. McGarry, $445, $714 and $0; and for 1997, Mr. Wise, $1,744, $4,177
    and $16,606; Mr. Wolf, $510, $4,434 and $7,517.

(6) The number of shares purchasable under all stock options previously held at September 10, 1998 were reduced and repriced as of that date.

(7) Mr. McDonough, Dr. Mansheim and Mr. McGarry joined the Company on April 1, 1998, April 27, 1998 and July 13, 1998, respectively.

     The following table provides information on option grants to the Named Executive Officers during fiscal year 1999. No stock appreciation rights were granted during fiscal year 1999:

                             OPTION GRANTS IN 1999

                                                                                            POTENTIAL REALIZABLE VALUE
                                                                                                        AT
                                                                                              ASSUMED ANNUAL RATES OF
                                      NUMBER OF     PERCENT OF                               STOCK PRICE APPRECIATION
                                      SECURITIES   TOTAL OPTIONS   EXERCISE                             FOR
                                      UNDERLYING    GRANTED TO      OR BASE                         OPTION TERM
                                       OPTIONS     EMPLOYEES IN      PRICE     EXPIRATION   ---------------------------
NAME                                  GRANTED(#)    FISCAL YEAR    ($/SHARE)      DATE          5%             10%
----                                  ----------   -------------   ---------   ----------   -----------   -------------
Allen F. Wise.......................   150,000         6.1%        $ 8.6250     01/04/09    813,632.42    2,061,904.31
                                       150,000         6.1%        $ 6.6880     12/20/09    630,907.09    1,598,842.44
Thomas P. McDonough.................   100,000         4.1%        $10.5000     07/01/09    660,339.36    1,673,429.58
                                        75,000         3.1%        $ 6.6880     12/20/09    315,453.54      799,421.22
Dale B. Wolf........................   100,000         4.1%        $10.5000     07/01/09    660,339.36    1,673,429.58
                                        90,000         3.7%        $ 6.6880     12/20/09    378,544.25      959,305.46
Bernard J. Mansheim, M.D. ..........    75,000         3.1%        $10.5000     07/01/09    495,254.52    1,255,072.19
                                        50,000         2.0%        $ 6.6880     12/20/09    210,302.36      532,947.48
James E. McGarry....................    50,000         2.0%        $10.5000     07/01/09    330,169.68      836,714.79
                                        40,000         1.6%        $ 6.6880     12/20/09    168,241.89      426,357.98

     The following table provides information as to options held at December 31, 1999:

                    AGGREGATED OPTION EXERCISES IN 1999 AND
                     OPTION VALUES AT DECEMBER 31, 1999(1)

                                                                  NUMBER OF               VALUE OF
                                                            SECURITIES UNDERLYING       IN-THE-MONEY
                                                            UNEXERCISED OPTIONS AT       OPTIONS AT
                                                              FISCAL YEAR-END(#)     FISCAL YEAR-END($)
                                                            ----------------------   ------------------
                                                               EXERCISABLE (E)/       EXERCISABLE (E)/
NAME                                                          UNEXERCISABLE (U)      UNEXERCISABLE (U)
----                                                        ----------------------   ------------------
Allen F. Wise.............................................         190,670E               $153,930E
                                                                   566,936U                224,800U
Thomas P. McDonough.......................................         105,801E                 86,320E
                                                                   323,122U                125,500U
Dale B. Wolf..............................................          94,938E                 83,426E
                                                                   337,911U                122,375U
Bernard J. Mansheim, M.D. ................................          34,076E                 27,524E
                                                                   172,706U                 41,631U
James E. McGarry..........................................          48,415E                 51,914E
                                                                   187,781U                 75,159U

------------------------
(1) No options were exercised by the Named Executive Officers during 1999.

     Acceleration of Options on a Change in Control. Substantially all of the outstanding stock options granted under the Company's stock option plans (including the stock option plans assumed by the Company pursuant to the Combination Agreement) provide that such options vest upon a change in control of the Company.

DIRECTORS' COMPENSATION

     All directors are reimbursed by the Company for out-of-pocket expenses incurred in connection with attendance at Board or committee meetings. Members of the Board of Directors who are not officers or employees of the Company, its subsidiaries or affiliates ("Outside Directors") are entitled to receive an annual retainer of $16,000 paid in quarterly installments of $4,000 each. On March 2, 2000, the disinterested Directors voted to increase the compensation payable to Outside Directors from $1,000 to $2,000 for each meeting of the Board of Directors attended and from $500 to $1,000 for each meeting of the Audit Committee attended. Fees for each telephonic meeting and each Compensation and Benefits Committee meeting attended remained at $500 per meeting. Committee chairmen receive an annual chair retainer of $2,000 each. Pursuant to policies at Principal Life and Warburg, Pincus Ventures, L.P., Messrs. Drury, Graf, Ackerman and Moorhead have waived payment of director fees to which they otherwise would be entitled.

     Pursuant to the Company's Amended and Restated 1998 Stock Incentive Plan, each director who is not an officer or employee of the Company or one of its subsidiaries or affiliates received a grant of stock options for 2,000 shares, or 6,000 shares in the case of the Chairman of the Board of Directors, of Common Stock on January 1 of each year. Beginning in 2000, the awards will be made on the date of the annual meeting of shareholders. On March 4, 1999, the disinterested members of the Board of Directors of the Company voted to amend the definition of Outside Director in the Amended and Restated 1998 Stock Incentive Plan to allow Directors who are not officers or employees of the Company or any of its subsidiaries or an affiliate of the Company to be eligible to receive stock options under formula grants on the date of the annual meeting of shareholders. The disinterested members of the Board of Directors also voted to grant Dr. Austin an option to purchase 10,000 shares of the Company's Common Stock and Dr. Farley and Mr. Kugelman were each granted an option to purchase 5,000 shares of the Company's Common Stock under the same terms and conditions as the annual grants. Pursuant to policies at Principal Life and Warburg, Pincus Ventures, L.P., Messrs. Drury, Graf, Ackerman and Moorhead have waived payment of stock options to which they otherwise would be entitled.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     Allen F. Wise. Mr. Wise entered into a new Employment Agreement with the Company, effective January 1, 1999, for a term of three years, which, unless extended for another two-year term, will continue on a year-to-year basis as long as a new employment contract is not executed or the agreement has not been otherwise terminated. Under the terms of the agreement, Mr. Wise receives an annual base salary (currently $700,000). In addition, as of January 1, 1999, Mr. Wise received a non-qualified stock option to purchase 150,000 shares of Common Stock at an exercise price of $8.6250 per share, the fair market value per share of the Common Stock at January 4, 1999. These options vest annually in equal increments over a period of three years. Mr. Wise is also eligible to receive an annual incentive bonus of up to 100% of his base salary, determined 50% on achievement of performance factors by the Company and the remainder to be granted in the sole discretion of the Compensation and Benefits Committee of the Board of Directors. If Mr. Wise's employment is terminated through a Termination Without Cause (defined below) or a Constructive Termination (defined below) by the Company, the Company is required to pay Mr. Wise a monthly amount equal to 200% of the sum of his base salary plus his average bonus for the previous two calendar years divided by 24 months, continuation of health and welfare benefits for 24 months and an additional 12 months of vesting credit for his stock options and restricted stock. If he is terminated within one year following a change in control (defined below), he would receive the same amount of severance, but payable in a lump sum upon termination, plus an additional amount for excise taxes, if any. During the period Mr. Wise is employed and for two years thereafter, he has agreed not to compete with the Company. In the event of Mr. Wise's disability, he would receive a lump sum payment equal to his average bonus for the previous two calendar years and he would continue to receive his base compensation until he is eligible for long-term disability benefits. He will then receive 60% of his pre-disability earnings, which will be paid by the Company to the extent not covered under the Company's long-term disability program.

     Thomas P. McDonough. Mr. McDonough entered into an Employment Agreement with Coventry dated March 13, 1998 (assumed by the Company as of April 1, 1998), as amended on July 12, 1999, for an initial term of three years, which will continue on a year-to-year basis as long as a new employment contract is not executed or the agreement has not been otherwise terminated. Under the terms of this agreement, Mr. McDonough receives an annual base salary (currently $450,000) and an annual expense allowance of $10,800. At execution of the agreement, he received a $250,000 signing bonus and was awarded an option to purchase 300,000 shares of Common Stock that vests in equal increments over a four-year period and a restricted stock award of 100,000 shares of Common Stock that vests in four equal installments over a three-year period. Mr. McDonough is eligible for an annual bonus potential of up to 75% of his base compensation. He is also eligible to participate in a three-year long term incentive compensation plan awarding up to $3,000,000, payable to Mr. McDonough in accordance with a formula based upon the Company's performance. In the event of termination by the Company for any reason other than Good Cause or upon termination by Mr. McDonough for Good Reason, Mr. McDonough would continue to receive his base salary for twelve months, would fully vest in the restricted stock award, and would continue to vest in his stock options during the twelve-month period. Mr. McDonough has agreed not to compete with or solicit employees from the Company during the term of his employment and any severance period thereafter.

     Dale B. Wolf. Mr. Wolf entered into an Employment Agreement with Coventry dated December 30, 1996 (assumed by the Company as of April 1, 1998) for an initial term of one year, which will continue on a year-to-year basis as long as a new employment contract is not executed or the agreement has not been otherwise terminated. Under the terms of this agreement, Mr. Wolf receives an annual base salary (currently $400,000) and an annual expense allowance of $7,200. At execution of the agreement, he received a $25,000 signing bonus and an option to purchase 100,000 shares of Common Stock that vests over a four-year period. Mr. Wolf is currently eligible for an annual bonus potential of up to 75% of his base compensation and is eligible to participate in any annual incentive bonus programs available to officers of the Company and to receive other incentive compensation as determined annually by the Compensation and Benefits Committee of the Board of Directors. In the event of termination by the Company for any reason other than Good Cause or termination by Mr. Wolf for Good Reason, Mr. Wolf will continue to receive his base salary for one year. Mr. Wolf has agreed not to compete with or solicit employees from the Company during the term of his employment and severance period thereafter.

     Bernard J. Mansheim, M.D. Dr. Mansheim entered into an Employment Agreement with Coventry dated February 2, 1998 (assumed by the Company as of April 1,
1998) for an initial term of one year, which will continue on a year-to-year basis as long as a new employment contract is not executed or the agreement has not been otherwise terminated. Under the terms of the agreement, Dr. Mansheim receives an annual base salary (currently $330,000) and an annual expense allowance of $7,200. At execution of the agreement, he received an option to purchase 100,000 shares of Common Stock vesting over a four-year period (which was reduced and repriced on September 10, 1998). Dr. Mansheim is currently eligible for an annual bonus potential of up to 70% of his base compensation and is eligible to participate in any annual incentive bonus programs available to management of the Company and to receive other incentive compensation as determined annually by the Compensation and Benefits Committee of the Board of Directors. In the event of termination for any reason other than for Good Cause, Dr. Mansheim will continue to receive his base salary and bonus earned, based on performance factors, for one year. Dr. Mansheim has agreed not to compete with or solicit employees from the Company during the term of his employment and severance period thereafter.

     James E. McGarry. Mr. McGarry's initial letter agreement dated May 22, 1998 provided for the payment of an annual base salary (currently $300,000), an annual expense allowance of $10,800 and the receipt of an option to purchase 150,000 shares of Common Stock vesting over a four-year period (which was reduced and repriced on September 10, 1998) and a $60,000 signing bonus. Mr. McGarry is currently eligible for an annual bonus potential of up to 70% of his base compensation and is eligible to participate in any annual incentive bonus programs available to management of the Company and to receive other incentive compensation as determined annually by the Compensation and Benefits Committee of the Board of Directors. On June 17, 1999, Mr. McGarry entered into an Agreement with the Company providing that in the event of his termination for any reason other than for Good Cause, he would continue to receive his base salary and bonus earned, based on performance factors, for one year. Mr. McGarry also agreed not to compete with or solicit employees from the Company during the term of his employment and for one year thereafter.

     Definitions. For purposes of the agreements described above:

          (1) "Good Cause" or "Termination With Cause" is generally defined to include termination of the executive's employment by the Company due to the executive's conviction for a felony, or his perpetration of a fraud, embezzlement or other act of dishonesty or the breach of a trust or fiduciary duty which materially adversely affects the Company or its shareholders.

          (2) "Termination Without Cause" is generally defined to include termination by the Company other than due to the executive's death or disability or Termination With Cause.

          (3) "Good Reason" or "Constructive Termination" is generally defined to include a significant change in the nature or scope of the executive's position and authority or a reduction in base salary, including a "change in control". A "change in control" is defined to include any of the following events: (i) the acquisition of at least a majority of the outstanding shares of Common Stock by any person or entity; (ii) the merger or consolidation of the Company into or with another entity if, as a result, the persons who owned a majority of the Common Stock prior to the transaction do not own a majority after the transaction; (iii) the sale of substantially all of the assets of the Company; or (iv) any change in the composition of the Board of Directors such that persons who at the beginning of any period of up to two years constituted at least a majority of the Board of Directors cease to constitute at least a majority of the Board of Directors at the end of such period.

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH ON PAGE 20 SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

               REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE

     Under the direction of the Compensation and Benefits Committee of the Board of Directors (the "Committee"), the Company has developed and implemented compensation practices for its executive officers. The Committee Report set forth below provides information on the Company's executive compensation philosophy and practices for the fiscal year ended December 31, 1999.

COMPENSATION PHILOSOPHY

     The Company's compensation philosophy embodies guiding principles for its compensation program design and for compensation decisions pertaining to Coventry's executive officers with the following three primary objectives:

          1. To provide incentives for delivery of value to the Company's shareholders.

          2. To establish a clear connection between individual executive performance and compensation.

          3. To provide a system of rewards that is strongly biased toward motivating executives and, at the same time, is competitive with industry standards.

     To fulfill these primary objectives, the 1999 executive compensation program provided rewards for the achievement of business plan results and other strategic objectives, which were important motivators for the Company's executives.

     The Committee and its counselors used multiple sources of information for evaluating and establishing appropriate compensation levels. The Committee relied on health care industry data in constructing the peer group of companies. This peer group consisted of publicly traded managed health care companies operating nationwide that had similar operations and were of comparable size to the Company. Some, but not all, of these companies are included in the Custom Peer Group Index used in the Performance Graph on page 20 of this Proxy Statement. Consistent with these objectives, the Company sought to position the compensation of its executives at competitive levels with the peer group.

     The Company's executive compensation program had three components -- base salary, annual incentives and long-term compensation. The Committee believes this mix reflects industry-wide practices.

     The Committee believes that incentive, or variable, compensation should be awarded as a result of commensurate performance. The Committee, therefore, approved compensation programs that include high threshold levels for performance. Balanced against the need to condition certain forms of compensation on high levels of Company-wide performance were the necessities of attracting and retaining talented executives in the face of adverse trends in the industry and the need to recognize individual performance in a variety of circumstances.

DESCRIPTION OF COMPENSATION PROGRAMS

     The following briefly describes the role of each element of compensation.

  Base Salary

     Base salary serves primarily as an attraction and retention device. Aggregate base salary increases were intended to parallel increases in the pay levels of executives in the health care industry as a whole. Individual executive salary increases reflected the individual's level of performance and current position within designated salary ranges, as well as industry trends.

  Annual Incentive

     The purpose of the Company's annual incentive plan is to recognize and reward executives for taking actions that build the value of the Company, generate competitive total returns to shareholders and maximize the Company's profitability. The Committee makes annual incentive awards on the basis of corporate and individual performance, with a greater emphasis on corporate financial performance over individual achievements. Awards are based on the achievement of budgeted plan contribution and revenue by operating units and the attainment of critical success factors developed by key executives. For fiscal year 1999, all of the Company's named executive officers received annual incentive compensation in the form of cash and shares of the Company's Common Stock.

  Long-Term Incentives

     On March 19, 1998, the Board of Directors of the Company adopted the Amended and Restated 1998 Stock Incentive Plan (the "1998 Plan"), which is substantially identical to the prior year's plan. It was subsequently approved by the initial shareholders of the Company on March 31, 1998, and subsequently amended by the Board of Directors on March 4, 1999, in accordance with the terms of the 1998 Plan.

     Under the terms of the 1998 Plan, the Committee has the authority to grant stock options, stock appreciation rights, restricted stock and/or other stock-based awards, except that the power to grant and establish the terms and conditions of awards to outside directors is reserved to the Board of Directors. All decisions made by the Committee pursuant to the 1998 Plan are made in the Committee's sole discretion, which is final and binding on all persons.

     For fiscal year 1999, non-qualified stock options were granted to all of the Company's Named Executive Officers. The exercise price in each case was the fair market value on the date of the grant.

     To provide additional security and stability to its executives and to encourage them to identify with the long-term goals of the Company, the Company entered into employment agreements with certain of its executive officers. The contracts generally provide for an initial term of one year, which is automatically renewable on a year-to-year basis (unless notice is otherwise given), severance in the event of termination of employment, and an agreement not to compete with the Company during the term of employment.

  Compensation Administration

     The Committee has followed an annual review process in administering each of the three components of executive compensation. Moreover, the Committee may use outside consultants in order to assure that it has the best possible information and an objective approach to the administration of compensation programs.

     The Committee intends that all compensation paid to the Company's executive officers be fully deductible to the Company under the federal income tax laws and intends to take such steps as may be necessary to ensure this continuing deductibility status, except in the case of incentive stock options, which the Committee has no current intent to issue.

  Chief Executive Officer Compensation

     Consistent with the compensation philosophy, the Committee based the total compensation of the Company's chief executive officer, Allen F. Wise, on the overall performance of the Company and on relative levels of compensation for chief executive officers in the health care industry.

     The Committee had made the determination that Mr. Wise's base salary for 1999 should be set at $600,000, based upon his performance and competitive levels of compensation of other CEOs at comparable companies.

     Pursuant to Mr. Wise's employment agreement, he is eligible to receive an annual incentive bonus in an amount up to 100% of his base compensation. Half of this bonus compensation is based on achievement of budget or other operational factors determined by the Committee and the remainder is to be granted in the sole discretion of the Committee. Because of the outstanding operational improvements and better than budget earnings, the Compensation Committee determined that Mr. Wise's performance had exceeded the budget and performance criteria set forth at the beginning of the year. In light of these achievements, the Committee awarded Mr. Wise an incentive bonus for 1999 in the total amount of $700,000 (117% of his base compensation).

     On January 1, 1999, Mr. Wise received a stock option grant of 150,000 for his performance in 1998. On December 20, 1999, Mr. Wise received a stock option grant of 150,000 for his performance in 1999. The exercise price in each case was the fair market value on the date of the grant.

     Mr. Wise's employment agreement also includes severance in the event of certain terminations of employment or changes in control and an agreement not to compete with the Company. Please see "Employment Contracts and Terminations of Employment and Change-in-Control Arrangements" on page 15 of this Proxy Statement.

                                            COVENTRY HEALTH CARE
                                            COMPENSATION AND BENEFITS
                                            COMMITTEE

                                            John H. Austin, M.D. (Chair)
                                            Thomas J. Graf
                                            Rodman W. Moorhead, III

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Common Stock for the five years ending December 31, 1999 with the cumulative total return of the Standard & Poor's 500 Index and a Custom Peer Group Index compiled by Standard & Poor's, assuming an investment of $100 on December 31, 1994. The following companies are included in the Custom Peer Group Index (and the returns of each company have been weighted according to its relative stock market capitalization at the beginning of each period for which a return is indicated): Aetna Inc., CIGNA Corporation, the Company, Foundation Health Systems, Inc., Humana Inc., MidAtlantic Medical Services, Inc., Oxford Health Plans, Inc., PacifiCare Health Systems, Inc., Trigon Healthcare, Inc., United Healthcare Corporation and Wellpoint Health Networks, Inc.

                           TOTAL SHAREHOLDER RETURNS

                                    [GRAPH]

----------------------------------------------------------------------------------------------------------------
                                     Dec. 94      Dec. 95      Dec. 96      Dec. 97      Dec. 98      Dec. 99
----------------------------------------------------------------------------------------------------------------
 Coventry Health Care                 100.00        84.18        37.76        62.24        35.97        27.55
 S&P 500 Index                        100.00       137.58       169.17       225.60       290.08       351.12
 Peer Group                           100.00       140.17       137.91       134.73       155.30       138.94

---------------

NOTE: THE STOCK PRICE PERFORMANCE SHOWN ON THE GRAPH ABOVE IS NOT NECESSARILY
      INDICATIVE OF FUTURE PRICE PERFORMANCE.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     United Payors & United Providers, Inc. On April 1, 1998, pursuant to the terms of the Business Combination, the Company assumed a contract between one of Principal Life's subsidiaries and United Payors & United Providers, Inc. ("Up & Up"), an intermediary between health care providers and health care payors. During 1999, the Company paid Up & Up approximately $300,000 for services provided under the contract. Thomas L. Blair is the founder of Up & Up and was its Chairman and Co-Chief Executive Officer until March 24, 2000, when Up & Up was sold to an unrelated third party, BCE Emergis Inc.

     E.M. Warburg, Pincus & Co., LLC. Rodman W. Moorhead, III and Joel Ackerman are Senior Managing Director and Managing Director, respectively, of E.M. Warburg, Pincus & Co., LLC, which manages Warburg, Pincus Ventures, L.P. During 1997, Coventry issued to Warburg, Pincus Ventures, L.P. the Warburg Warrants to purchase 2,117,647 shares of the Company's Common Stock at $10.625 per share and Convertible Notes in the aggregate principal amount of $36,000,000, which accrued interest through May 28, 1999, in the amount of $6,358,404. On September 3, 1999, the Convertible Notes held by Warburg, Pincus Ventures, L.P. were converted at $10 per share into 4,235,840 shares of Preferred Stock of the Company. In addition, Warburg, Pincus Ventures, L.P. has made purchases of 3,941,500 shares of Common Stock on the open market. See Footnotes 2, 3, and 7 to the beneficial ownership table on page 6 of this Proxy Statement for additional information.

     On March 16, 2000, the Company and Warburg, Pincus Ventures, L.P. agreed to fund a company that will seek to invest in emerging companies that are developing technology applications for the health care industry. After an initial working capital investment provided by Warburg, Pincus Ventures, L.P., the new company's investments will be funded 80% by Warburg, Pincus Ventures, L.P. and 20% by the Company.

     Principal Life Insurance Company. Effective April 1, 1998, the Company completed its acquisition of certain health plans from one of Principal Life's subsidiaries for a total purchase price of approximately $330.2 million including transaction costs of approximately $5.7 million. The acquisition was accounted for using the purchase method of accounting and, accordingly, the operating results of the Principal Life subsidiary have been included in the Company's consolidated financial statements since the date of acquisition. The purchase price consisted of 25,043,704 shares of the Company's Common Stock at an assigned value of $11.96 per share. In addition, the Principal Warrant valued at $25.0 million was issued that grants Principal Life the right to acquire additional shares of the Company's Common Stock in the event that its ownership percentage of such Common Stock is diluted below 40%. Through April 2003, Principal Life is restricted from buying additional shares of the Company's Common Stock to increase its ownership percentage above 40%. As of March 31, 2000, Principal Life had exercised the Principal Warrant to purchase 59,783 shares of the Company's Common Stock.

     Coincident with the closing of the transaction, the Company entered into a Renewal Rights Agreement and a Coinsurance Agreement with Principal Life, to manage certain of Principal Life's indemnity health insurance policies in the markets where the Company does business and, on December 31, 1999, to offer to renew such policies in force at that time. Effective June 1, 1999, the Company amended these agreements with Principal Life and waived its rights to reinsure and renew Principal Life's health insurance indemnity business located in the Company's service area. The Company received $19.8 million in cash in exchange for waiving these rights. At the date of the amendment, the Renewal Rights and Coinsurance Agreements had a net book value of $19.7 million resulting in an after tax gain of $0.1 million.

     At the closing, the Company also entered into a License Agreement, which was amended effective June 1, 1999, a Marketing Services Agreement and a Management Services Agreement with Principal Life. All three agreements expired on December 31, 1999. Pursuant to the latter two agreements, the Company recognized revenue of approximately $25.5 million and $23.0 million for the years ended December 31, 1999 and 1998, respectively. The Company no longer receives revenue under these agreements.

     As a result of the acquisition, the Company assumed an agreement with Principal Life, whereby Principal Life pays a fee for access to the Company's PPO network based on a fixed rate per employee entitled to access the PPO network and a percentage of savings realized by Principal Life. Effective June 1, 1999, Coventry sold the Illinois portion of the PPO network back to Principal Life. Under this agreement, the Company recognized revenue of approximately $8.0 million and $12.0 million for the years ended December 31, 1999 and 1998, respectively.

     Principal Life and one of its subsidiaries also entered into a Shareholders' Agreement with the Company, dated as of April 1, 1998 (the "Shareholders' Agreement"). The Shareholders' Agreement includes (i) a standstill agreement, pursuant to which Principal Life and its affiliates agree for the five-year period following April 1, 1998 (A) not to acquire more than 40% of the total issued and outstanding shares of Common Stock, other than pursuant to the Combination Agreement and the instruments and agreements thereunder and (B) not to take certain other actions; (ii) certain restrictions on direct or indirect transfers of the Common Stock by Principal Life and/or its affiliates; (iii) registration rights pursuant to which Principal Life and/or its affiliates may demand that the Company register certain shares of the Common Stock under a registration statement filed with the Securities and Exchange Commission and may participate as a selling party in other registered offerings of Common Stock; and (iv) the right of Principal Life, together with its affiliates, to designate one member of the Board of Directors for each 6% ownership held by Principal Life of the Company's Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company for 1998 pursuant to Rule 16a-3(e) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and written representations from reporting persons that all required reports had been filed, the Company believes that all reporting persons filed the required reports on a timely basis, except a Form 3 was not timely filed by Janet M. Stallmeyer within ten (10) days following her election as an executive officer of the Company, an event which caused her to become a reporting person under Section 16 of the Exchange Act.

                                  PROPOSAL TWO

                     AMENDMENT TO INCREASE SHARES RESERVED
     FOR ISSUANCE UNDER THE AMENDED AND RESTATED 1998 STOCK INCENTIVE PLAN

     The Board of Directors proposes that the Company's Amended and Restated 1998 Stock Incentive Plan (the "1998 Plan") be amended to increase the number of shares subject to issuance under the 1998 Plan from 7,000,000 to 9,000,000. The 1998 Plan was originally adopted by the Board of Directors on March 19, 1998, and approved by the shareholders on March 31, 1998. The 1998 Plan was amended on March 4, 1999 by the disinterested members of the Board of Directors to amend the definition of Outside Director to allow Directors who are not officers or employees of the Company or any of its subsidiaries or an affiliate of the Company to be eligible to receive stock options under formula grants under the 1998 Plan and to receive their grants at each annual meeting of shareholders. Under the 1998 Plan, the Company may grant options and other rights with respect to the Company's Common Stock to officers, other key employees, consultants and Outside Directors of the Company. A copy of the 1998 Plan is attached as Appendix "A".

     The Board of Directors has concluded that because of the need to continue to attract highly qualified management personnel and to retain and provide appropriate incentives to motivate and retain key employees, additional shares should be authorized and available for grant under the 1998 Plan. The Board believes that, particularly in light of the improvement in the Company's operations, equity ownership by senior management and other key employees has provided a significant incentive to encourage performance that will serve to increase shareholder value. As of the Record Date, options to purchase 6,587,680 shares of Common Stock were granted under the 1998 Plan and only 412,320 shares of the 7,000,000 shares originally reserved for grant under the 1998 Plan remained available for new grants.

PURPOSE AND ELIGIBILITY

     Awards under the 1998 Plan may be made to officers, other key employees and Outside Directors of and consultants to the Company or any of its subsidiaries or affiliates. The approximate number of individuals who would potentially be eligible for awards under the 1998 Plan is 194 based on the actual number of officers of the Company (16 individuals) and Outside Directors (five individuals) and an estimated number of key employees (173 individuals) and consultants eligible for awards, but actual awards will be made only at the discretion of the Compensation and Benefits Committee (the "Plan Committee").

ADMINISTRATION

     The 1998 Plan is designed to provide incentives to officers, key employees, directors and consultants of the Company or any of its subsidiaries or affiliates, and to attract qualified individuals for employment with the Company. The 1998 Plan will be administered by the Plan Committee consisting of not less than two Non-Employee Directors appointed to serve by the Board of Directors. The initial Plan Committee will be the Compensation and Benefits Committee of the Board of Directors.

TERMS OF THE 1998 PLAN

     The Plan Committee has the authority to grant (i) stock options; (ii) SARs;
(iii) restricted stock; and/or (iv) other stock-based awards; provided, however, that the power to grant and establish the terms and conditions of awards to Outside Directors under the 1998 Plan is reserved to the Board of Directors. All decisions made by the Plan Committee pursuant to the 1998 Plan shall be made in the Plan Committee's sole discretion and shall be final and binding on all persons, including the Company and participants in the 1998 Plan.

     1. Stock Options. ISOs and non-qualified stock options may be granted for such number of shares as the Plan Committee may determine and may be granted alone, in addition to or in tandem with other awards granted under the 1998 Plan, but subject to the per person limitation on awards; provided, however, that ISOs may be granted only to employees of the Company, its subsidiaries or affiliates.

     A stock option is exercisable, in whole or in part, at such times and subject to such terms and conditions as the Plan Committee may determine and over a term to be determined by the Plan Committee, which term will be no more than ten years after the date of grant, or no more than five years in the case of an ISO awarded to certain 10% shareholders. The option price for any ISO cannot be less than 100%, or 110% in the case of certain 10% shareholders, of the fair market value of the Common Stock as of the date of grant, and for any non-qualified stock option will not be less than 100% of the fair market value of the Common Stock as of the date of grant. Payment of the option price may be by check, note or such other instrument as the Plan Committee may accept or, in the case of a non-qualified stock option, in shares of Common Stock or shares of restricted stock or shares subject to such option or another award under the 1998 Plan having a fair market value equal to the option price.

     Upon termination of an option holder's employment for cause or upon voluntary termination of employment by the optionee, such employee's stock options will thereupon terminate. If an option holder's employment is involuntarily terminated without cause, stock options will be exercisable for three months following termination or until the end of the option period, whichever is shorter. On the disability of an employee, stock options will be exercisable within the lesser of the remainder of the option period or, in the case of a non-qualified stock option, three years, and in the case of an ISO, one year from the date of disability. Upon the retirement of an employee, stock options will be exercisable within the lesser of the remainder of the option period or, in the case of a non-qualified stock option, three years, and in the case of an ISO, three months from the date of retirement. Upon the death of an employee, stock options will be exercisable by the deceased employee's legal representative or legatee within the lesser of the remainder of the option period or one year from the date of death. Only options that are exercisable on the date of termination, death, disability or retirement may be subsequently exercised or, except for an ISO, on such accelerated basis as determined by the Plan Committee at or after grant.

     2. SARs. SARs may be granted in conjunction with all or part of any stock option granted under the 1998 Plan. Once an SAR has been exercised, the related portion of the stock option, if any, underlying the SAR will terminate. Upon exercise of an SAR the optionee will receive cash and/or shares of Common Stock equal in value to the excess of the fair market value of one share of Common Stock over the option price per share in the related option multiplied by the number of shares in respect of which the SAR shall have been exercised. The method of payment shall be determined by the Plan Committee. SARs shall be exercisable only at such time and to the extent that the options to which they relate are exercisable, subject to any terms and conditions as determined by the Plan Committee, and shall be transferable only to the extent the underlying option is transferable.

     3. Awards to Outside Directors. On the date of each annual meeting of shareholders beginning with the year 2000, each Outside Director will receive an automatic grant of a non-qualified stock option to purchase 2,000 shares of Common Stock. An Outside Director who is also the Chairman of the Board will receive an automatic grant of a non-qualified stock option to purchase 6,000 shares of Common Stock. Each option vests six months after the date of grant and is not transferable except to immediate family members, or by will or the laws of decent and distribution, or by written consent of the Board. Outside Directors are eligible to receive other awards as may be determined by the Board of Directors.

     4. Restricted Stock. Restricted stock may be granted alone, in addition to or in tandem with other awards granted under the 1998 Plan and/or cash awards made outside of the 1998 Plan, but must be accepted within 60 days after the award date. The aggregate number of shares of Common Stock that may be granted as shares of restricted stock is limited to 3% of the then outstanding shares of Common Stock. The Plan Committee may condition the grant of restricted stock upon the attainment of specified performance goals or such other factors as the Plan Committee may determine. Upon termination of the employee's employment for any reason during the restriction period, all shares subject to restriction will vest, or be forfeited, in accordance with the terms and conditions established by the Plan Committee at or after grant. During the restriction period, the employee will have the right to vote the shares and to receive any cash dividends, unless otherwise restricted by the Plan Committee. At the time of award, the Plan Committee may permit or require that any cash dividends be deferred and reinvested in additional shares of restricted stock. Stock dividends will be treated as additional shares of restricted stock and will be subject to the same terms and conditions as the initial grant.

     5. Other Stock-Based Awards. The Plan Committee may also grant other types of awards that are valued by reference to earnings per share or subsidiary performance. These awards may be granted alone, in addition to or in tandem with stock options, SARs or restricted stock granted under the 1998 Plan or cash awards made outside of the 1998 Plan; provided, however, that none may be granted in tandem with ISOs if to do so would disqualify such ISOs under Section 422 of the Code. Such awards will be made upon terms and conditions as the Plan Committee may in its discretion provide. The Plan Committee may also provide for the grant of Common Stock upon completion of a specified performance period.

FEDERAL INCOME TAX ASPECTS OF THE 1998 PLAN

     The following is a brief summary of the federal income tax aspects of awards made under the 1998 Plan based upon the federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

     1. Incentive Stock Options. No taxable income is realized by the participant upon the grant or exercise of an ISO. If Common Stock is issued to a participant pursuant to the exercise of an ISO, and if no disqualifying disposition of the shares is made by the participant within two years of the date of grant or within one year after the transfer of the shares to the participant, then: (i) upon the sale of the shares, any amount realized in excess of the option price will be taxed to the participant as long-term capital gain, and any loss sustained will be a capital loss; and (ii) no deduction will be allowed to the Company for federal income tax purposes. The exercise of an ISO will give rise to an item of tax preference that may result in an alternative minimum tax liability for the participant unless the participant makes a disqualifying disposition of the shares received upon exercise.

     If Common Stock acquired upon the exercise of an ISO is disposed of prior to the expiration of the holding periods described above, then generally: (i) the participant will realize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for such shares, and (ii) the Company will be entitled to deduct any such recognized amount. Any further gain or loss realized by the participant will be taxed as short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by the Company.

     Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following the termination of the participant's employment, the option will generally be taxed as a non-qualified stock option.

     2. Non-Qualified Stock Options. Except as noted below, with respect to non-qualified stock options: (i) no income is realized by the participant at the time the option is granted; (ii) generally upon exercise of the option, the participant realizes ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise, and the Company will be entitled to a tax deduction in the same amount; and (iii) at disposition, any appreciation (or depreciation) after the date of exercise is treated either as short-term or long-term capital gain or loss, depending upon the length of time that the participant has held the shares. See "Restricted Stock" below for tax rules applicable where the spread value of an option is settled in an award of restricted stock.

     3. SARs. No income will be realized by a participant in connection with the grant of an SAR. When the SAR is exercised, the participant will generally be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash and the fair market value of any shares received. The Company will be entitled to a deduction at the time and in the amount included in the participant's income by reason of the exercise. If the participant receives Common Stock upon exercise of an SAR, the post-exercise appreciation or depreciation will be treated in the same manner discussed above under "Non-Qualified Stock Options."

     4. Restricted Stock. A participant receiving restricted stock generally will recognize ordinary income in the amount of the fair market value of the restricted stock at the time the stock is no longer subject to forfeiture, less the consideration paid for the stock. However, a participant may elect, under
Section 83(b) of the Code, within 30 days of the grant of the stock, to recognize taxable ordinary income on the date of grant equal to the excess of the fair market value of the shares of restricted stock (determined without regard to the restrictions) over the purchase price of the restricted stock. Thereafter, if the shares are forfeited, the participant will be entitled to a deduction, refund or loss, for tax purposes only, in an amount equal to the purchase price of the forfeited shares regardless of whether he made a Section 83(b) election. With respect to the sale of shares after the forfeiture period has expired, the holding period to determine whether the participant has long-term or short-term capital gain or loss generally begins when the restriction period expires, and the tax basis for such shares will generally be based on the fair market value of such shares on such date. However, if the participant makes an election under Section 83(b), the holding period will commence on the date of grant, the tax basis will be equal to the fair market value of shares on such date (determined without regard to restrictions), and the Company generally will be entitled to a deduction equal to the amount that is taxable as ordinary income to the participant in the year that such income is taxable.

     5. Dividends and Dividend Equivalents. Dividends paid on restricted stock generally will be treated as compensation that is taxable as ordinary income to the participant and will be deductible by the Company. If, however, the participant makes a Section 83(b) election, the dividends will be taxable as ordinary income to the participant but will not be deductible by the Company.

     6. Other Stock-Based Awards. The federal income tax treatment of other stock-based awards will depend on the nature of any such award and the restrictions applicable to such award. Such an award may, depending on the conditions applicable to the award, be taxable as an option, an award of restricted stock or in a manner not described herein.

SECTION 162(m) PROVISIONS

     Section 162(m) of the Code imposes a limitation on the deductibility of certain compensation paid to the chief executive officer and certain other executive officers of publicly traded companies. Compensation paid to these officers in excess of $1,000,000 cannot be claimed as a tax deduction by such companies unless such compensation qualifies for an exemption as performance-based compensation under Section 162(m) of the Code. Under the 1998 Plan, no officer of the Company or other person whose compensation may be subject to the limitations on deductibility under Section 162(m) of the Code is eligible to receive awards under the 1998 Plan relating to more than 400,000 shares of Common Stock in any fiscal year. It is anticipated that compensation in respect of stock options and SARs granted under the 1998 Plan will qualify for an exemption as performance-based compensation under Section 162(m) of the Code, if the exercise price per share for such options and SARs is at least equal to the fair market value per share of Common Stock on the date of grant. Other awards (if any) granted under the 1998 Plan are not expected to qualify for an exemption as performance-based compensation.

OTHER PROVISIONS OF THE 1998 PLAN

     Options and other rights that may be granted under the 1998 Plan will vest and become immediately exercisable (to the extent not theretofore vested and exercisable), and the restrictions and forfeiture provisions applicable to restricted stock and other stock-based awards will lapse if:

          (i) any person or entity (including a "group" as defined in Section 13(d) of the Exchange Act), other than the Company or a wholly owned subsidiary thereof or an employee benefit plan of the Company or any of its subsidiaries, becomes the beneficial owner of the Company's securities having 35% or more of the combined voting power of all securities of the Company that may be cast in the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company or approved by a majority of the Board of Directors);

          (ii) as a result of, or in connection with, a cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company, or any successor entity entitled to vote generally in the election of directors of the Company or any such successor, are held in the aggregate by holders of the Company's securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction;

          (iii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute the majority thereof, unless the election or nomination for election by the Company's shareholders of such individuals first elected during such period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period; or

          (iv) the Plan Committee determines that a potential change in control has occurred as a result of either (a) shareholder approval of an agreement that would result in one of the events described above or (b) the acquisition of beneficial ownership, directly or indirectly, by any person, entity or group (other than the Company, any of its subsidiaries or any employee benefit plans of the Company) of securities of the Company representing 5% or more of the combined voting power of the Company's outstanding securities.

     In addition to any other restrictions on transfer that may be applicable under the terms of the 1998 Plan or the applicable award agreement, no stock option, SAR, restricted stock award or other stock-based award or other right issued under the 1998 Plan is transferable by the participant without the prior written consent of the Plan Committee, or in the case of an Outside Director, the Board of Directors, other than (a) transfers by a participant to a member of his or her Immediate Family or a trust for the benefit of the participant or a member of his or her Immediate Family (except in the case of ISOs) or (b) transfers by will or by the laws of descent and distribution (the designation of a beneficiary will not constitute a transfer).

     Following the occurrence of any event that would result in the acceleration of vesting and exercisability as described above, the holders of stock options and other rights will, unless otherwise determined by the Committee, receive cash equal to the difference between the highest price paid per share of Common Stock in any transaction reported on the Nasdaq National Market, or paid or offered in a bona fide transaction, during the 60 days immediately prior to the change in control or potential change in control event and the exercise price of the option or other right.

     In the event of any merger, reorganization, consolidation, recapitalization, extraordinary cash dividend, stock dividend, stock split or other change in the Company's corporate structure affecting the Common Stock, an appropriate substitution or adjustment will be made in the maximum number of shares that may be awarded under the 1998 Plan, in the number and option price of options and other awards then outstanding under the 1998 Plan and in the
Section 162(m) Maximum. An adjusted option price shall also be used to determine the amount payable upon exercise of any SAR associated with an option.

     The 1998 Plan may be amended, altered or discontinued by the Board of Directors to the fullest extent permitted by the Exchange Act and the rules and regulations promulgated thereunder, provided, however, that without the approval of the Company's shareholders, no amendment, alteration or discontinuation may be made which would (i) except as a result of a stock split, stock dividend, extraordinary cash dividend, merger, recapitalization or similar transaction affecting the Common Stock, increase the maximum number of shares that may be issued under the 1998 Plan or increase the Section 162(m) Maximum, (ii) change the provisions governing ISOs except as required or permitted under the provisions governing ISOs in the Code, or (iii) make any change for which applicable law or regulatory authority (including the regulatory authority of the Nasdaq National Market or any other market or exchange on which the Common Stock is traded) would require shareholder approval or for which shareholder approval would be required to secure full deductibility of compensation received under the 1998 Plan under Section 162(m) of the Code. No amendment, alteration or discontinuation shall be made which would impair the rights of an optionee without his consent.

     The 1998 Plan will expire on the tenth anniversary of its effective date, but awards granted prior to such tenth anniversary may be extended beyond that date.

     The following table provides information as to options granted under the 1998 Plan as of the Record Date. The dollar value is based on the closing price of the Company's Common Stock on The Nasdaq National Market on the Record Date of $8.875 per share less the exercise price per share:

                               1998 PLAN BENEFITS

                                                              TOTAL DOLLAR   TOTAL NUMBER
NAME AND POSITION                                               VALUE(1)       OF UNITS
-----------------                                             ------------   ------------
Allen F. Wise, President and Chief Executive Officer........   $1,522,516       757,606
Thomas P. McDonough, Executive Vice President and
  Chief Operating Officer...................................   $  809,127       428,923
Dale B. Wolf, Executive Vice President and Chief
  Financial Officer.........................................   $  828,477       432,849
Bernard J. Mansheim, M. D., Senior Vice President
  and Chief Medical Officer.................................   $  316,165       206,782
James E. McGarry, Senior Vice President.....................   $  489,890       236,196
All Current Executive Officers As A Group (16 persons)......   $6,594,490     3,500,626
All Current Directors Not Executive Officers As A
  Group (9 persons).........................................   $   39,246       115,000
All Current Employees Not Executive Officers As A
  Group (179 Persons).......................................   $3,663,508     2,393,554

---------------

(1) Calculations assume full vesting of shares and exercise of in-the-money options only.

     A MAJORITY OF THE VOTES CAST IS NECESSARY FOR APPROVAL OF THE ADOPTION OF THE 1998 PLAN. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE AMENDMENT TO THE 1998 PLAN.

                                 PROPOSAL THREE

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed Arthur Andersen LLP, certified public accountants, to be the independent auditors of the Company for the fiscal year ending December 31, 2000 and requests shareholder ratification of this action. A representative of that firm is expected to be present at the meeting, will have an opportunity to make a statement if he desires to do so and is expected to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF ARTHUR ANDERSEN, LLP.

                             SHAREHOLDER PROPOSALS

     The Company's bylaws provide that the annual meeting of shareholders is to be held on the third Thursday in June, unless the Chairman of the Board designates a different date. Proposals of eligible shareholders of the Company to be presented at the 2001 annual meeting of shareholders must be received by the Company at its offices in Bethesda, Maryland, addressed to the Secretary of the Company, not later than January 1, 2001, in order to be considered for inclusion in the Company's proxy materials relating to the 2001 annual meeting of shareholders.

                             FINANCIAL INFORMATION

     A copy of the Company's Annual Report, containing financial statements of the Company for the year ended December 31, 1999, has been enclosed in the same mailing with this Proxy Statement.

                                 OTHER MATTERS

     The Board of Directors of the Company does not know of any other matters that may come before the 2000 Annual Meeting. However, if any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with their judgment on such matters. The enclosed proxy confers discretionary authority to take action with respect to any additional matters that may come before the 2000 Annual Meeting.

     A list of shareholders of record entitled to be present and vote at the 2000 Annual Meeting will be available at the offices of the Company in Bethesda, Maryland for inspection by shareholders during regular business hours from May 25, 2000 to the date of the 2000 Annual Meeting. The list will also be available during the 2000 Annual Meeting for inspection by shareholders who are present.

     YOUR REPRESENTATION AT THE 2000 ANNUAL MEETING IS IMPORTANT. IN ORDER TO ASSURE THE PRESENCE OF THE NECESSARY QUORUM, PLEASE SIGN AND MAIL THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. THE SIGNING OF THE PROXY WILL NOT PREVENT YOUR ATTENDING THE MEETING AND VOTING IN PERSON, SHOULD YOU SO DESIRE.
                                            By Order of the Board of Directors,

                                            /s/ ALLEN F. WISE
                                            ALLEN F. WISE
                                            President and Chief Executive
                                            Officer

                                                                    APPENDIX "A"

                           COVENTRY HEALTH CARE, INC.

                 AMENDED AND RESTATED 1998 STOCK INCENTIVE PLAN
                                (MARCH 4, 1999)

SECTION 1. PURPOSE; DEFINITIONS.

     The purpose of the 1998 Stock Incentive Plan (the "Plan") is to enable Coventry Health Care, Inc., a Delaware corporation (the "Company"), to attract, retain and reward key employees of and consultants to the Company and its Subsidiaries and Affiliates, and directors who are not also employees of the Company, and to strengthen the mutuality of interests between such key employees, consultants, and directors by awarding such key employees, consultants, and directors performance-based stock incentives and/or other equity interests or equity-based incentives in the Company, as well as performance-based incentives payable in cash. The creation of the Plan shall not diminish or prejudice other compensation programs approved from time to time by the Board.

     For purposes of the Plan, the following terms shall be defined as set forth below:

          A. "Affiliate" means any entity other than the Company and its Subsidiaries that is designated by the Board as a participating employer under the Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

          B. "Assumed Plans" has the meaning provided in Section 3(a) of the Plan.

          C. "Assumption Time" means the time that the merger described in the Combination Agreement becomes effective as provided in Section 2.2 of the Combination Agreement.

          D. "Board" means the Board of Directors of the Company.

          E. "Cause" has the meaning provided in Section 5(j) of the Plan.

          F. "Change in Control" has the meaning provided in Section 10(b) of the Plan.

          G. "Change in Control Price" has the meaning provided in Section 10(d) of the Plan.

          H. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

          I. "Combination Agreement" has the meaning provided in Section 3(a) of the Plan.

          J. "Common Stock" means the Company's Common Stock, par value $.01 per share.

          K. "Committee" means the Committee referred to in Section 2 of the Plan.

          L. "Company" means Coventry Health Care, Inc., a corporation organized under the laws of the State of Delaware or any successor corporation.

          M. "Disability" means disability as determined under the Company's Group Long Term Disability Insurance Plan.

          N. "Early Retirement" means retirement, for purposes of this Plan with the express consent of the Company at or before the time of such retirement, from active employment with the Company and any Subsidiary or Affiliate prior to age 65, in accordance with any applicable early retirement policy of the Company then in effect or as may be approved by the Committee.

          O. "Effective Date" has the meaning provided in Section 14 of the Plan.

          P. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

          Q. "Fair Market Value" means with respect to the Common Stock, as of any given date or dates, unless otherwise determined by the Committee in good faith, the reported closing price of a share of Common Stock on The Nasdaq National Market or such other market or exchange as is the principal trading market for the Common Stock, or, if no such sale of a share of Common Stock is reported on The Nasdaq National Market or other exchange or principal trading market on such date, the fair market value of a share of Common Stock as determined by the Committee in good faith.

          R. "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

          S. "Immediate Family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

          T. "Non-Employee Director" means a member of the Board who is a Non-Employee Director within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act and an outside director within the meaning of Treasury Regulation Sec. 162-27(e)(3) promulgated under the Code.

          U. "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

          V. "Normal Retirement" means retirement from active employment with the Company and any Subsidiary or Affiliate on or after age 65.

          W. "Other Stock-Based Award" means an award under Section 8 below that is valued in whole or in part by reference to, or is otherwise based on, the Common Stock.

          X. "Outside Director" means a member of the Board who is not then (i) an officer or employee of the Company or any Subsidiary or Affiliate of the Company, or (ii) the direct or beneficial owner of five percent (5%) or more of the Common Stock of the Company.

          Y. "Outside Director Option" means an award to an Outside Director under Section 9 below.

          Z. "Plan" means this 1998 Stock Incentive Plan, as amended from time to time.

          AA. "Restricted Stock" means an award of shares of Common Stock that is subject to restrictions under Section 7 of the Plan.

          BB. "Restriction Period" has the meaning provided in Section 7 of the Plan.

          CC. "Retirement" means Normal or Early Retirement.

          DD. "Section 162(m) Maximum" has the meaning provided in Section 3(a) hereof.

          EE. "Stock Appreciation Right" means the right pursuant to an award granted under Section 6 below to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount equal to the difference between (i) the Fair Market Value, as of the date such Stock Option (or such portion thereof) is surrendered, of the shares of Common Stock covered by such Stock Option (or such portion thereof), subject, where applicable, to the pricing provisions in Section 6(b)(ii), and (ii) the aggregate exercise price of such Stock Option (or such portion thereof).

          FF. "Stock Option" or "Option" means any option to purchase shares of Common Stock (including Restricted Stock, if the Committee so determines) granted pursuant to Section 5 below.

          GG. "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

SECTION 2. ADMINISTRATION.

     The Plan shall be administered by a Committee of not less than two Non-Employee Directors, who shall be appointed by the Board and who shall serve at the pleasure of the Board. The functions of the Committee specified in the Plan may be exercised by an existing Committee of the Board composed exclusively of Non-Employee Directors. The initial Committee shall be the Compensation and Benefits Committee of the Board. In the event there are not at least two Non-Employee Directors on the Board, the Plan shall be administered by the Board and all references herein to the Committee shall refer to the Board.

     The Committee shall have authority to grant, pursuant to the terms of the Plan, to officers, other key employees, Outside Directors and consultants eligible under Section 4: (i) Stock Options, (ii) Stock Appreciation Rights,
(iii) Restricted Stock, and/or (iv) Other Stock-Based Awards; provided, however, that the power to grant and establish the terms and conditions of awards to Outside Directors under the Plan other than pursuant to Section 9 shall be reserved to the Board.

     In particular, the Committee, or the Board, as the case may be, shall have the authority, consistent with the terms of the Plan:

          (a) to select the officers, key employees and Outside Directors of and consultants to the Company and its Subsidiaries and Affiliates to whom Stock Options, Stock Appreciation Rights, Restricted Stock, and/or Other Stock-Based Awards may from time to time be granted hereunder;

          (b) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, and/or Other Stock-Based Awards, or any combination thereof, are to be granted hereunder to one or more eligible persons;

          (c) to determine the number of shares to be covered by each such award granted hereunder;

          (d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Stock Option or other award and/or the shares of Common Stock relating thereto, based in each case on such factors as the Committee shall determine, in its sole discretion); and to amend or waive any such terms and conditions to the extent permitted by Section 11 hereof;

          (e) to determine whether and under what circumstances a Stock Option may be settled in cash or Restricted Stock under Section 5(m) or (n), as applicable, instead of Common Stock;

          (f) to determine whether, to what extent, and under what circumstances Option grants and/or other awards under the Plan are to be made, and operate, on a tandem basis vis-a-vis other awards under the Plan and/or cash awards made outside of the Plan;

          (g) to determine whether, to what extent, and under what circumstances shares of Common Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period);

          (h) to determine whether to require payment of tax withholding requirements in shares of Common Stock subject to the award; and

          (i) to impose any holding period required to satisfy Section 16 under the Exchange Act.

     The Committee shall have the authority to adopt, alter, and repeal such rules, guidelines, and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

     All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding on all persons, including the Company and Plan participants.

SECTION 3. SHARES OF COMMON STOCK SUBJECT TO PLAN.

     (a) As of the Effective Date, an aggregate of 7,000,000 shares of Common Stock may be issued by the Company under the Plan and the other stock option and incentive plans assumed by the Company (the "Assumed Plans") under the Capital Contribution and Merger Agreement dated as of November 3, 1997 (the "Combination Agreement") by and among, inter alia, Coventry Corporation, the Company, Principal Health Care, Inc. and Principal Mutual Life Insurance Company. The Assumed Plans are the Principal Health Care, Inc. 1997 Non-Qualified Stock Option Plan, the Coventry Corporation 1997 Stock Incentive Plan, the Coventry Corporation 1993 Stock Option Plan (as amended), the Southern Health Management Corporation 1993 Stock Option Plan, the Coventry Corporation 1993 Outside Directors Stock Option Plan (as amended), the Coventry Corporation Third Amended and Restated 1989 Stock Option Plan, and the Coventry Corporation Amended and Restated 1987 Statutory-Nonstatutory Stock Option Plan. From and after the Assumption Time, no additional shares of Common Stock may be made subject to options or awards under the Assumed Plans.

     (b) The shares of Common Stock issuable under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. No officer of the Company or other person whose compensation may be subject to the limitations on deductibility under Section 162(m) of the Code shall be eligible to receive awards pursuant to this Plan relating to in excess of 400,000 shares of Common Stock in any fiscal year (the "Section 162(m) Maximum").

     (c) If any shares of Common Stock that have been optioned hereunder or under any of the Assumed Plans cease to be subject to such option, or if any shares of Common Stock that are subject to any Restricted Stock or Other Stock-Based Award granted hereunder or under any of the Assumed Plans are forfeited prior to the payment of any dividends, if applicable, with respect to such shares of Common Stock, or any such award otherwise terminates without a payment being made to the participant in the form of Common Stock, such shares shall again be available for distribution in connection with future awards under the Plan, so long as the total does not exceed the number specified in 3(a) above.

     (d) In the event of any merger, reorganization, consolidation, recapitalization, extraordinary cash dividend, stock dividend, stock split or other change in corporate structure affecting the Common Stock, an appropriate substitution or adjustment shall be made in the maximum number of shares that may be awarded under the Plan, in the number and option price of shares subject to outstanding Options granted under the Plan, in the number of shares underlying Outside Director Options to be granted under Section 9 hereof, the
Section 162(m) Maximum and in the number of shares subject to other outstanding awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. An adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

SECTION 4. ELIGIBILITY.

     Officers, other key employees and Outside Directors of and consultants to the Company and its Subsidiaries and Affiliates who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and/or its Subsidiaries and Affiliates are eligible to be granted awards under the Plan. Outside Directors are eligible to receive awards pursuant to
Section 9 and as otherwise determined by the Board.

SECTION 5. STOCK OPTIONS.

     Stock Options may be granted alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

     Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. Incentive Stock Options may be granted only to individuals who are employees of the Company or any Subsidiary of the Company.

     The Committee shall have the authority to grant to any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights).

     Options granted to officers, key employees, Outside Directors and consultants under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

     (a) Option Price. The option price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than 100% (or, in the case of any employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Subsidiaries, not less than 110%) of the Fair Market Value of the Common Stock at grant, in the case of Incentive Stock Options, and not less than 100% of the Fair Market Value of the Common Stock at grant, in the case of Non-Qualified Stock Options.

     (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years (or, in the case of an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries or parent corporations, more than five years) after the date the Option is granted.

     (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant; provided, however, that except as provided in
Section 5(g) and (h) and Section 10, unless otherwise determined by the Committee at or after grant, no Stock Option shall be exercisable prior to the first anniversary date of the granting of the Option. The Committee may provide that a Stock Option shall vest over a period of future service at a rate specified at the time of grant, or that the Stock Option is exercisable only in installments. If the Committee provides, in its sole discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant, in whole or in part, based on such factors as the Committee shall determine in its sole discretion.

     (d) Method of Exercise. Subject to whatever installment exercise restrictions apply under Section 5(c), Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by check, note, or such other instrument as the Committee may accept. As determined by the Committee, in its sole discretion, at or (except in the case of an Incentive Stock Option) after grant, payment in full or in part may also be made in the form of shares of Common Stock already owned by the optionee or, in the case of a Non-Qualified Stock Option, shares of Restricted Stock or shares subject to such Option or another award hereunder (in each case valued at the Fair Market Value of the Common Stock on the date the Option is exercised). If payment of the exercise price is made in part or in full with Common Stock, the Committee may award to the employee a new Stock Option to replace the Common Stock which was surrendered. If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock, such Restricted Stock (and any replacement shares relating thereto) shall remain (or be) restricted in accordance with the original terms of the Restricted Stock award in question, and any additional Common Stock received upon the exercise shall be subject to the same forfeiture restrictions, unless otherwise determined by the Committee, in its sole discretion, at or after grant. No shares of Common Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends or other rights of a shareholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 13(a).

     (e) Transferability of Options. No Non-Qualified Stock Option shall be transferable by the optionee without the prior written consent of the Committee other than (i) transfers by the optionee to a member of his or her Immediate Family or a trust for the benefit of the optionee or a member of his or her Immediate Family, or (ii) transfers by will or by the laws of descent and distribution. No Incentive Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Incentive Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

     (f) Bonus for Taxes. In the case of a Non-Qualified Stock Option or an optionee who elects to make a disqualifying disposition (as defined in Section 422(a)(1) of the Code) of Common Stock acquired pursuant to the exercise of an Incentive Stock Option, the Committee in its discretion may award at the time of grant or thereafter the right to receive upon exercise of such Stock Option a cash bonus calculated to pay part or all of the federal and state, if any, income tax incurred by the optionee upon such exercise.

     (g) Termination by Death. Subject to Section 5(k), if an optionee's employment by the Company and any Subsidiary or (except in the case of an Incentive Stock Option) Affiliate terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent such option was exercisable at the time of death or (except in the case of an Incentive Stock Option) on such accelerated basis as the Committee may determine at or after grant (or except in the case of an Incentive Stock Option, as may be determined in accordance with procedures established by the Committee) by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year (or such other period as the Committee may specify at or after grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

     (h) Termination by Reason of Disability. Subject to Section 5(k), if an optionee's employment by the Company and any Subsidiary or (except in the case of an Incentive Stock Option) Affiliate terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or (except in the case of an Incentive Stock Option) on such accelerated basis as the Committee may determine at or after grant (or, except in the case of an Incentive Stock Option, as may be determined in accordance with procedures established by the Committee), for a period of (i) three years (or such other period as the Committee may specify at or after grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter, in the case of a Non-Qualified Stock Option and
(ii) one year from the date of termination of employment or until the expiration of the stated term of such Stock Option, whichever period is shorter, in the case of an Incentive Stock Option; provided, however, that, if the optionee dies within the period specified in (i) above (or other such period as the Committee shall specify at or after grant), any unexercised Non-Qualified Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise period applicable to Incentive Stock Options, but before the expiration of any period that would apply if such Stock Option were a Non-Qualified Stock Option, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

     (i) Termination by Reason of Retirement. Subject to Section 5(k), if an optionee's employment by the Company and any Subsidiary or (except in the case of an Incentive Stock Option) Affiliate terminates by reason of Normal or Early Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement or (except in the case of an Incentive Stock Option) on such accelerated basis as the Committee may determine at or after grant (or, except in the case of an Incentive Stock Option, as may be determined in accordance with procedures established by the Committee), for a period of (i) three years (or such other period as the Committee may specify at or after grant) from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter, in the case of a Non-Qualified Stock Option and

(ii) ninety (90) days from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter, in the event of an Incentive Stock Option; provided however, that, if the optionee dies within the period specified in (i) above (or other such period as the Committee shall specify at or after grant), any unexercised Non-Qualified Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise period applicable to Incentive Stock Options, but before the expiration of the period that would apply if such Stock Option were a Non-Qualified Stock Option, the option will thereafter be treated as a Non-Qualified Stock Option.

     (j) Other Termination. Subject to Section 5(k), unless otherwise determined by the Committee (or pursuant to procedures established by the Committee) at or (except in the case of an Incentive Stock Option) after grant, if an optionee's employment by the Company and any Subsidiary or (except in the case of an Incentive Stock Option) Affiliate is involuntarily terminated for any reason other than death, Disability or Normal or Early Retirement, the Stock Option shall thereupon terminate, except that such Stock Option may be exercised, to the extent otherwise then exercisable, for the lesser of ninety (90) days or the balance of such Stock Option's term if the involuntary termination is without Cause. For purposes of this Plan, "Cause" means (i) a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, or (ii) a participant's willful misconduct or dishonesty, which is directly and materially harmful to the business or reputation of the Company or any Subsidiary or Affiliate. If an optionee voluntarily terminates employment with the Company and any Subsidiary or (except in the case of an Incentive Stock Option) Affiliate (except for Disability, Normal or Early Retirement), the Stock Option shall thereupon terminate; provided, however, that the Committee at grant or (except in the case of an Incentive Stock Option) thereafter may extend the exercise period in this situation for the lesser of ninety (90) days or the balance of such Stock Option's term.

     (k) Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended, or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under
Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such Section 422. No Incentive Stock Option shall be granted to any participant under the Plan if such grant would cause the aggregate Fair Market Value (as of the date the Incentive Stock Option is granted) of the Common Stock with respect to which all Incentive Stock Options are exercisable for the first time by such participant during any calendar year (under all such plans of the Company and any Subsidiary) to exceed $100,000. To the extent permitted under Section 422 of the Code or the applicable regulations thereunder or any applicable Internal Revenue Service pronouncement:

          (i) if (x) a participant's employment is terminated by reason of death, Disability, or Retirement and (y) the portion of any Incentive Stock Option that is otherwise exercisable during the post-termination period specified under Section 5(g), (h) or (i), applied without regard to the $100,000 limitation contained in Section 422(d) of the Code, is greater than the portion of such Option that is immediately exercisable as an "Incentive Stock Option" during such post-termination period under Section 422, such excess shall be treated as a Non-Qualified Stock Option; and

          (ii) if the exercise of an Incentive Stock Option is accelerated by reason of a Change in Control, any portion of such Option that is not exercisable as an Incentive Stock Option by reason of the $100,000 limitation contained in Section 422(d) of the Code shall be treated as a Non-Qualified Stock Option.

     (l) Buyout Provisions. The Committee may at any time offer to buy out for a payment in cash, Common Stock, or Restricted Stock an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the optionee at the time that such offer is made.

     (m) Settlement Provisions. If the option agreement so provides at grant or (except in the case of an Incentive Stock Option) is amended after grant and prior to exercise to so provide (with the optionee's consent), the Committee may require that all or part of the shares to be issued with respect to the spread value of an exercised Option take the form of Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value (as determined by the Committee) of such Restricted Stock determined without regards to the forfeiture restrictions involved.

     (n) Performance and Other Conditions. The Committee may condition the exercise of any Option upon the attainment of specified performance goals or other factors as the Committee may determine, in its sole discretion. Unless specifically provided in the option agreement, any such conditional Option shall vest immediately prior to its expiration if the conditions to exercise have not theretofore been satisfied.

SECTION 6. STOCK APPRECIATION RIGHTS.

     (a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option. A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, subject to such provisions as the Committee may specify at grant where a Stock Appreciation Right is granted with respect to less than the full number of shares covered by a related Stock Option. A Stock Appreciation Right may be exercised by an optionee, subject to Section 6(b), in accordance with the procedures established by the Committee for such purpose. Upon such exercise, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options relating to exercised Stock Appreciation Rights shall no longer be exercisable to the extent that the related Stock Appreciation Rights have been exercised.

     (b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

          (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan.

          (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash and/or shares of Common Stock equal in value to the excess of the Fair Market Value of one share of Common Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment. When payment is to be made in shares, the number of shares to be paid shall be calculated on the basis of the Fair Market Value of the shares on the date of exercise. When payment is to be made in cash, such amount shall be calculated on the basis of the Fair Market Value of the Common Stock on the date of exercise.

          (iii) Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under
     Section 5(e) of the Plan.

          (iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan on the number of shares of Common Stock to be issued under the Plan.

          (v) The Committee, in its sole discretion, may also provide that, in the event of a Change in Control and/or a Potential Change in Control, the amount to be paid upon the exercise of a Stock Appreciation Right shall be based on the Change in Control Price, subject to such terms and conditions as the Committee may specify at grant.

          (vi) The Committee may condition the exercise of any Stock Appreciation Right upon the attainment of specified performance goals or other factors as the Committee may determine, in its sole discretion.

SECTION 7. RESTRICTED STOCK.

     (a) Administration. Shares of Restricted Stock may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares of Restricted Stock to be awarded to any person, the price (if any) to be paid by the recipient of Restricted Stock (subject to Section 7(b)), the time or times within which such awards may be subject to forfeiture, and the other terms, restrictions and conditions of the awards in addition to those set forth in Section 7(c). The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

     (b) Awards and Certificates. The prospective recipient of a Restricted Stock award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award.

          (i) The purchase price for shares of Restricted Stock shall be established by the Committee and may be zero.

          (ii) Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the award date, by executing a Restricted Stock Award Agreement and paying whatever price (if any) is required under Section 7(b)(i).

          (iii) Each participant receiving a Restricted Stock award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award.

          (iv) The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the shares of Common Stock covered by such award.

     (c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

          (i) In accordance with the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge, assign, or otherwise encumber shares of Restricted Stock awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance, such other factors or criteria as the Committee may determine in its sole discretion.

          (ii) Except as provided in this paragraph (ii) and Section 7(c)(i), the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested, subject to Section 13(e), in additional Restricted Stock to the extent shares are available under
     Section 3, or otherwise reinvested. Pursuant to Section 3 above, stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued. If the Committee so determines, the award agreement may also impose restrictions on the right to vote and the right to receive dividends.

          (iii) Subject to the applicable provisions of the award agreement and this Section 7, upon termination of a participant's employment with the Company and any Subsidiary or Affiliate for any reason during the Restriction Period, all shares still subject to restriction will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

          (iv) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, certificates for an appropriate number of unrestricted shares shall be delivered to the participant promptly.

     (d) Minimum Value Provisions. In order to better ensure that award payments actually reflect the performance of the Company and service of the participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other award designed to guarantee a minimum value, payable in cash or Common Stock to the recipient of a restricted stock award, subject to such performance, future service, deferral, and other terms and conditions as may be specified by the Committee.

     (e) Limitation on Number of Shares of Restricted Stock. No more than three percent (3%) of the total number of shares of Common Stock outstanding may be issued as Shares of Restricted Stock under this Plan.

SECTION 8. OTHER STOCK-BASED AWARDS.

     (a) Administration. Other Stock-Based Awards, including, without limitation, performance shares, convertible preferred stock, convertible debentures, exchangeable securities and Common Stock awards or options valued by reference to earnings per share or Subsidiary performance, may be granted either alone, in addition to, or in tandem with Stock Options, Stock Appreciation Rights, or Restricted Stock granted under the Plan and cash awards made outside of the Plan; provided that no such Other Stock-Based Awards may be granted in tandem with Incentive Stock Options if that would cause such Stock Options not to qualify as Incentive Stock Options pursuant to Section 422 of the Code. Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such awards shall be made, the number of shares of Common Stock to be awarded pursuant to such awards, and all other conditions of the awards. The Committee may also provide for the grant of Common Stock upon the completion of a specified performance period. The provisions of Other Stock-Based Awards need not be the same with respect to each recipient.

     (b) Terms and Conditions. Other Stock-Based Awards made pursuant to this
Section 8 shall be subject to the following terms and conditions:

          (i) Subject to the provisions of this Plan and the award agreement and unless otherwise determined by the Committee at grant, the recipient of an award under this Section 8 shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the number of shares covered by the award, as determined at the time of the award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested.

          (ii) Any award under Section 8 and any shares of Common Stock covered by any such award shall vest or be forfeited to the extent so provided in the award agreement, as determined by the Committee in its sole discretion.

          (iii) In the event of the participant's Retirement, Disability, or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining limitations imposed hereunder (if any) with respect to any or all of an award under this Section 8.

          (iv) Each award under this Section 8 shall be confirmed by, and subject to the terms of, an agreement or other instrument by the Company and the participant.

SECTION 9. AWARDS TO OUTSIDE DIRECTORS.

     (a) Applicability and Administration. The provisions of this Section 9 shall apply only to awards to Outside Directors in accordance with this Section
9. The Committee shall have no authority to determine the timing of or the terms or conditions of any award under this Section 9. Instead, the Board shall have the authority to interpret its provisions and supervise its administration, subject to the provisions provided herein. All decisions made by the Board under this Section 9 shall be made by the affirmative vote of a majority of its members then in office.

     (b) Current Directors. On the date of each Annual Meeting of Shareholders of the Company beginning with the year 2000, unless this Plan has been previously terminated, each person who is an Outside Director following such meeting will receive an automatic grant of a non-qualified stock option (an "Outside Director Option") to purchase 2,000 shares of Common Stock. An Outside Director who is also the Chairman of the Board at such time will instead receive an automatic grant of an Outside Director Option to purchase 6,000 shares of Common Stock. The exercise price of each Outside Director Option granted pursuant to this Section 9(b) shall equal the Fair Market Value of such Common Stock on such option's date of grant. No Outside Director Option granted pursuant to this Section 9 shall qualify as an Incentive Stock Option.

     (c) Exercisability and Method of Exercise. Each Outside Director Option shall become exercisable on the date that is six months after the date of grant. Outside Director Options may be exercised, in whole or in part, only by notice in writing to the Company (i) stating the number of shares as to which such option is to be exercised and the address to which the certificates for such shares are to be sent, accompanied by cash, certified check or bank draft payable to the order of the Company, in an amount equal to such option's purchase price per share multiplied by the number of shares of the Common Stock as to which such option is then being exercised or (ii) instructing the Company to deliver the shares being purchased to a broker, subject to the broker's delivery of cash to the Company equal to such option purchase price per share multiplied by the number of shares as to which such Option is then being exercised, or (iii) delivering shares of Common Stock or Restricted Stock already owned by the Outside Director as partial or full payment of the Option in accordance with the terms and restrictions set forth under Section 5(d).

     (d) Transferability of Options. Outside Director Options shall not be transferable without the prior written consent of the Board other than (i) transfers by the optionee to a member of his or her Immediate Family or a trust for the benefit of optionee or a member of his or her Immediate Family, or (ii) transfers by will or by the laws of descent and distribution.

     (e) Option Agreement. Grantees of Outside Director Options shall enter into a stock option agreement in a form approved by the Board, which shall be subject to the terms and conditions of this Plan. Any agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board.

     (f) Termination. The termination of Outside Director Options shall be governed by the provisions of Sections 5(g), 5(i) and 5(j) hereof as if Outside Directors were employees of the Company, except that any determination to accelerate the vesting of an Outside Director Option will be made by the Board and not by the Committee.

     (g) Certain Changes. Outside Director Options shall be subject to Section
10. The number of shares and the exercise price per share of each Outside Director Option shall be adjusted automatically in the same manner as the number of shares and the exercise price for Stock Options under Section 3 hereof at any time that Stock Options are adjusted as provided in Section 3.

     (h) Taxes. The Company may make such provision as it deems appropriate for the withholding of any taxes which the Company determines are required in connection with the grant or exercise of any Outside Director Option.

SECTION 10. CHANGE IN CONTROL PROVISIONS.

     (a) Impact of Event. In the event of: (1) a "Change in Control" as defined in Section 10(b); or (2) a "Potential Change in Control" as defined in Section 10(c), but only if and to the extent so determined by the Committee or the Board at or after grant (subject to any right of approval expressly reserved by the Committee or the Board at the time of such determination),

          (i) Subject to the limitations set forth below in this Section 10(a), the following acceleration provisions shall apply:

             (a) Any Stock Appreciation Rights, any Stock Option or Outside Director Option awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested.

             (b) The restrictions applicable to any Restricted Stock and Other Stock-Based Awards, in each case to the extent not already vested under the Plan, shall lapse and such shares and awards shall be deemed fully vested.

          (ii) Subject to the limitations set forth below in this Section 10(a), the value of all outstanding Stock Options, Stock Appreciation Rights, Restricted Stock, Outside Director Options and Other Stock-Based Awards, in each case to the extent vested, shall, unless otherwise determined by the Board or by the Committee in its sole discretion prior to any Change in Control, be cashed out on the basis of the "Change in Control Price" as defined in Section 10(d) as of the date such Change in Control or such Potential Change in Control is determined to have occurred or such other date as the Board or Committee may determine prior to the Change in Control.

          (iii) The Board or the Committee may impose additional conditions on the acceleration or valuation of any award in the award agreement.

     (b) Definition of Change in Control. For purposes of Section 10(a), a "Change in Control" means the happening of any of the following:

          (i) any person or entity, including a "group" as defined in Section 13(d)(3) of the Exchange Act, other than the Company or a wholly-owned subsidiary thereof or any employee benefit plan of the Company or any of its Subsidiaries, becomes the beneficial owner of the Company's securities having 35% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business or other than transactions which are approved by a majority of the Board); or

          (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transactions are held in the aggregate by the holders of the Company's securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or

          (iii) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

     (c) Definition of Potential Change in Control. For purposes of Section 10(a), a "Potential Change in Control" means the happening of any one of the following:

          (i) The approval by shareholders of an agreement by the Company, the consummation of which would result in a Change in Control of the Company as defined in Section 10(b); or

          (ii) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of such plan acting as such trustee)) of securities of the Company representing 5% or more of the combined voting power of the Company's outstanding securities and the adoption by the Committee of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan.

     (d) Change in Control Price. For purposes of this Section 10, "Change in Control Price" means the highest price per share paid in any transaction reported on The Nasdaq National Market or such other exchange or market as is the principal trading market for the Common Stock, or paid or offered in any bona fide transaction related to a Potential or actual Change in Control of the Company at any time during the 60 day period immediately preceding the occurrence of the Change in Control (or, where applicable, the occurrence of the Potential Change in Control event), in each case as determined by the Committee except that, in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the optionee exercises such Stock Appreciation Rights or, where applicable, the date on which a cash out occurs under Section 10(a)(ii).

SECTION 11. AMENDMENTS AND TERMINATION.

     The Board may at any time amend, alter or discontinue the Plan; provided, however, that, without the approval of the Company's shareholders, no amendment or alteration may be made which would (a) except as a result of the provisions of Section 3(d) of the Plan, increase the maximum number of shares that may be issued under the Plan or increase the Section 162(m) Maximum, (b) change the provisions governing Incentive Stock Options except as required or permitted under the provisions governing incentive stock options under the Code, or (c) make any change for which applicable law or regulatory authority (including the regulatory authority of The Nasdaq National Market or any other market or exchange on which the Common Stock is traded) would require shareholder approval or for which shareholder approval would be required to secure full deductibility of compensation received under the Plan under Section 162(m) of the Code. No amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee or participant under a Stock Option, Stock Appreciation Right, Restricted Stock, Other Stock-Based Award or Outside Director Option theretofore granted, without the participant's consent.

     The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without the holder's consent. The Committee may also substitute new Stock Options for previously granted Stock Options (on a one for one or other basis), including previously granted Stock Options having higher option exercise prices. Solely for purposes of computing the Section 162(m) Maximum, if any Stock Options or other awards previously granted to a participant are canceled and new Stock Options or other awards having a lower exercise price or other more favorable terms for the participant are substituted in their place, both the initial Stock Options or other awards and the replacement Stock Options or other awards will be deemed to be outstanding (although the canceled Stock Options or other awards will not be exercisable or deemed outstanding for any other purposes).

SECTION 12. UNFUNDED STATUS OF PLAN.

     The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Company, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu of or with respect to awards hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

SECTION 13. GENERAL PROVISIONS.

     (a) The Committee may require each person purchasing shares pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the optionee or participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer. All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     (c) The adoption of the Plan shall not confer upon any employee of the Company or any Subsidiary or Affiliate any right to continued employment with the Company or a Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary or Affiliate to terminate the employment of any of its employees at any time.

     (d) No later than the date as of which an amount first becomes includible in the gross income of the participant for Federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. The Committee may require withholding obligations to be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

     (e) The actual or deemed reinvestment of dividends or dividend equivalents in additional Restricted Stock (or other types of Plan awards) at the time of any dividend payment shall only be permissible if sufficient shares of Common Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Plan awards).

     (f) The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

     (g) The members of the Committee and the Board shall not be liable to any employee or other person with respect to any determination made hereunder in a manner that is not inconsistent with their legal obligations as members of the Board. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding, the Committee member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

     (h) In addition to any other restrictions on transfer that may be applicable under the terms of this Plan or the applicable award agreement, no Stock Option, Stock Appreciation Right, Restricted Stock award, or Other Stock-Based Award or other right issued under this Plan is transferable by the participant without the prior written consent of the Committee, or, in the case of an Outside Director, the Board, other than (i) transfers by an optionee to a member of his or her Immediate Family or a trust for the benefit of the optionee or a member of his or her Immediate Family or (ii) transfers by will or by the laws of descent and distribution. The designation of a beneficiary will not constitute a transfer.

     (i) The Committee may, at or after grant, condition the receipt of any payment in respect of any award or the transfer of any shares subject to an award on the satisfaction of a six-month holding period, if such holding period is required for compliance with Section 16 under the Exchange Act.

SECTION 14. EFFECTIVE DATE OF PLAN.

     The Plan shall be effective upon approval by the Board of the Company and by a majority of the votes cast by the holders of the Company's Common Stock.

SECTION 15. TERM OF PLAN.

     No Stock Option, Stock Appreciation Right, Restricted Stock award, Other Stock-Based Award or Outside Director Option award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date of the Plan, but awards granted prior to such tenth anniversary may be extended beyond that date.

                                                                                                     PLEASE MARK YOUR  [X]
                                                                                                     VOTES AS INDICATED IN
                                                                                                     THIS EXAMPLE.
1. ELECTION OF DIRECTORS. The undersigned casts the number
   of votes indicated above in favor of the election of each of the nominees indicated below to serve as a Class III
   non-Series A Director of the Company until the Annual
   Meeting of Shareholders in the year 2003 and thereafter
   until his or her successor has been elected and duly                                          FOR     AGAINST    ABSTAIN
   qualified.                                                    2. AMENDMENT OF AMENDED AND
                                                                    RESTATED 1998 STOCK          [  ]      [  ]       [  ]
       For all nominees listed                                      INCENTIVE PLAN
      (except as marked to the         Withhold Authority
           contrary below)          to vote for all nominees

            [  ]                                [  ]                                             FOR     AGAINST    ABSTAIN
                                                                 3. RATIFY APPOINTMENT OF
Nominees for Class III non-Series A Directors:                      INDEPENDENT AUDITORS.       [  ]      [  ]       [  ]
John H. Austin, M.D., Chairman and Thomas J. Graf

To withhold authority to vote for one of more nominees, write the name(s) of such nominee(s) in the following space:

-------------------------------------------------------------

                                                                     Dated:                                             2000
                                                                          --------------------------------------------,


                                                                     ------------------------------------------------------
                                                                                           Signature

                                                                     ------------------------------------------------------
                                                                                       Name (Please Print)

                                                                     ------------------------------------------------------
                                                                                    Signature if held jointly

                                                                     ------------------------------------------------------
                                                                                       Name (Please Print)

                                                                     Sign exactly as your name or names appear on the first
                                                                     page of this proxy. When shares are held by joint
                                                                     tenants, both parties should sign. When signing as
                                                                     attorney, executor, administrator, trustee or guardian,
                                                                     please give full title as such. If a corporation, please
                                                                     sign in full corporate name as authorized. If a
                                                                     partnership, please sign in partnership name by
                                                                     authorized person.

---------------------------------------------------------------------------------------------------------------------------------
                                                /\ FOLD AND DETACH HERE/\

                          COVENTRY HEALTH CARE, INC.

                 PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 8, 2000

        This proxy is solicited on behalf of the Board of Directors. The undersigned hereby appoints Allen F. Wise and Shirley R. Smith, or either of them, as proxies, each with the power to appoint his or her substitute and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of Coventry Health Care, Inc. which the undersigned is entitled to vote at the Annual Meeting of the Shareholders to be held on June 8, 2000 at 9:30 a.m., Eastern Daylight Savings Time, at the offices of Epstein Becker & Green, P.C., Seventh Floor, 1227 25th Street, N.W., Washington, D.C. 20037-1156, or any adjournment thereof.

        In their discretion, proxies are authorized to vote upon such other matters as amy properly come before this meeting.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

        Please sign and return in the enclosed envelope.

                          (continued on reverse side)

-------------------------------------------------------------------------------
                           /\ FOLD AND DETACH HERE/\

                                                                                                     PLEASE MARK   [X]
                                                                                                     YOUR VOTES AS
                                                                                                     INDICATED IN
                                                                                                     THIS EXAMPLE
1. ELECTION OF DIRECTORS. The undersigned casts the number
   of votes indicated above in favor of the election of each of the nominees indicated below to serve as a Class III
   non-Series A Director of the Company until the Annual
   Meeting of Shareholders in the year 2003 and thereafter
   until his or her successor has been elected and duly                                          FOR     AGAINST    ABSTAIN
   qualified.                                                    2. AMENDMENT OF AMENDED AND
                                                                    RESTATED 1998 STOCK          [  ]      [  ]       [  ]
       For all nominees listed                                      INCENTIVE PLAN
      (except as marked to the         Withhold Authority
           contrary below)          to vote for all nominees

            [  ]                                [  ]                                             FOR     AGAINST    ABSTAIN
                                                                 3. RATIFY APPOINTMENT OF
Nominees for Class III non-Series A Directors:                      INDEPENDENT AUDITORS.       [  ]      [  ]       [  ]
John H. Austin, M.D., Chairman and Thomas J. Graf

To withhold authority to vote for one of more nominees, write the name(s) of such nominee(s) in the following space:

-------------------------------------------------------------

                                                                     Dated:                                            2000
                                                                           ------------------------------------------,


                                                                     ------------------------------------------------------
                                                                                           Signature

                                                                     ------------------------------------------------------
                                                                                       Name (Please Print)

                                                                     ------------------------------------------------------
                                                                                    Signature if held jointly

                                                                     ------------------------------------------------------
                                                                                       Name (Please Print)

                                                                     Sign exactly as your name or names appear on the first
                                                                     page of this proxy. When shares are held by joint
                                                                     tenants, both parties should sign. When signing as
                                                                     attorney, executor, administrator, trustee or guardian,
                                                                     please give full title as such. If a corporation, please
                                                                     sign in full corporate name as authorized. If a
                                                                     partnership, please sign in partnership name by
                                                                     authorized person.

---------------------------------------------------------------------------------------------------------------------------------
                                                    /\FOLD AND DETACH HERE/\

COVENTRY
  [HEALTH CARE LOGO]

Coventry Health Care 401(k) Plan Participants:

As a Plan Participant you have the right to direct the Plan Trustee how to vote the shares of Coventry Health Care Common Stock that are allocated to your Plan account and shown on the attached voting instruction card. The Trustee will hold your instructions in complete confidence except as may be necessary to meet legal requirements.

It is important that you read and understand the information in the Company's annual report and proxy statement before voting. You may view these documents on the Company's intranet at cvtynet or its internet site at www.cvty.com. You may also request that copies be sent to you by calling investor relations at 800-843-7421, x2778.

The Trustee must receive your voting instructions by June 6, 2000. If the Trustee does not receive your instructions by that date, the Trustee will vote your shares in the same proportion as the shares for which the Trustee has received proper instruction from the other Plan participants who do their shares.

You will receive a separate set of proxy solicitation materials for any shares of Common Stock that you own other than Plan shares. Your non-plan shares must be voted separately from your Plan shares.

                          COVENTRY HEALTH CARE, INC.

                 PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 8, 2000

        This proxy is solicited on behalf of the Board of Directors. The undersigned hereby appoints Allen F. Wise and Shirley R. Smith, or either of them, as proxies, each with the power to appoint his or her substitute and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of Coventry Health Care, Inc. which the undersigned is entitled to vote at the Annual Meeting of the Shareholders to be held on June 8, 2000 at 9:30 a.m., Eastern Daylight Savings Time, at the offices of Epstein Becker & Green, P.C., Seventh Floor, 1227 25th Street, N.W., Washington, D.C. 20037-1156, or any adjournment thereof.

        In their discretion, proxies are authorized to vote upon such other matters as may properly come before this meeting.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

        Please sign and return in the enclosed envelope.

                          (continued on reverse side)

-------------------------------------------------------------------------------
                           /\FOLD AND DETACH HERE/\


                 YOUR VOTE IS IMPORTANT, PLEASE VOTE PROMPTLY

To vote, please mark, sign and date your proxy card and return it promptly in the enclosed envelope.

Please read the Company's annual report and proxy statement prior to voting. These documents may be obtained three ways:

1. Intranet: These documents are posted on the Company's internal network, cvtynet. All employees have access to the network at their place of employment and have received instructions on how to access cvtynet electronically via e-mail and hard copy via the Company's employee newsletter.

2. Internet: These documents are also posted on the Company's web site, www.cvty.com. Employees may or may not have access to the internet at their place of employment.

3. Mail: If you would like to have these documents mailed to you at your place of employment, please leave a message in the investor relations mailbox accessed by calling 800-843-7421, x2778.

THANK YOU FOR VOTING.

                                                                                                     PLEASE MARK YOUR    [X]
                                                                                                     VOTES AS INDICATED
                                                                                                     THIS EXAMPLE
1. ELECTION OF DIRECTORS. The undersigned casts the number
   of votes indicated in favor of the election of each of
   the nominees indicated below to serve as a Class III
   non-Series A Director of the Company until the Annual
   Meeting of Shareholders in the year 2003 and thereafter
   until his or her successor has been elected and duly                                          FOR     AGAINST    ABSTAIN
   qualified.                                                    2. AMENDMENT OF AMENDED AND
                                                                    RESTATED 1998 STOCK          [  ]      [  ]      [  ]
       For all nominees listed                                      INCENTIVE PLAN
      (except as marked to the         Withhold Authority
           contrary below)          to vote for all nominees

            [  ]                               [  ]                                              FOR     AGAINST    ABSTAIN
                                                                 3. RATIFY APPOINTMENT OF
Nominees for Class III non-Series A Directors:                      INDEPENDENT AUDITORS.        [  ]      [  ]       [  ]
John H. Austin, M.D., Chairman and Thomas J. Graf

To withhold authority to vote for one of more nominees,
write the name(s) of such nominee(s) in the following space:
-------------------------------------------------------------

                                                                     Dated:                                             2000
                                                                           -------------------------------------------,


                                                                     ------------------------------------------------------
                                                                                           Signature

                                                                     ------------------------------------------------------
                                                                                       Name (Please Print)

                                                                     ------------------------------------------------------
                                                                                    Signature if held jointly

                                                                     ------------------------------------------------------
                                                                                       Name (Please Print)

                                                                     Sign exactly as your name or names appear on the first
                                                                     page of this proxy. When shares are held by joint
                                                                     tenants, both parties should sign. When signing as
                                                                     attorney, executor, administrator, trustee or guardian,
                                                                     please give full title as such. If a corporation, please
                                                                     sign in full corporate name as authorized. If a
                                                                     partnership, please sign in partnership name by
                                                                     authorized person.

---------------------------------------------------------------------------------------------------------------------------------
                                                     /\ FOLD AND DETACH HERE /\

[COVENTRY HEALTH CARE LOGO]

Coventry Health Care 401(k) Plan Participants:

As a Plan Participant you have the right to direct the Plan Trustee how to vote the shares of Coventry Health Care Common Stock that are allocated to your Plan account and shown on the attached voting instruction card. The Trustee will hold your instructions in complete confidence except as may be necessary to meet legal requirements.

The Trustee must receive your voting instructions by June 6, 2000. If the Trustee does not receive your instructions by that date, the Trustee will vote your shares in the same proportion as the shares for which the Trustee has received proper instruction from the other Plan participants who do their shares.

You will receive a separate set of proxy solicitation materials for any shares of Common Stock that you own other than Plan shares. Your non-plan shares must be voted separately from your Plan shares.

                          COVENTRY HEALTH CARE, INC.

                 PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 8, 2000

        This proxy is solicited on behalf of the Board of Directors. The undersigned hereby appoints Allen F. Wise and Shirley R. Smith, or either of them, as proxies, each with the power to appoint his or her substitute and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of Coventry Health Care, Inc. which the undersigned is entitled to vote at the Annual Meeting of the Shareholders to be held on June 8, 2000 at 9:30 a.m., Eastern Daylight Savings Time, at the offices of Epstein Becker & Green, P.C., Seventh Floor, 1227 25th Street, N.W., Washington, D.C. 20037-1156, or any adjournment thereof.

        In their discretion, proxies are authorized to vote upon such other matters as may properly come before this meeting.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDERS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

        Please sign and return in the enclosed envelope.

                          (continued on reverse side)

-------------------------------------------------------------------------------
                            /\FOLD AND DETACH HERE/\

                 YOUR VOTE IS IMPORTANT, PLEASE VOTE PROMPTLY

 To vote, please mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                             THANK YOU FOR VOTING.